UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Alarm.com Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 23, 2025
To our stockholders:
We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Alarm.com Holdings, Inc. to be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern Time at our headquarters located at 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2024 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2024 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.
Thank you for your ongoing support of and continued interest in Alarm.com Holdings, Inc.
Sincerely,
Stephen Trundle
Chief Executive Officer and Director
You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. If you participate in the Annual Meeting, you may vote at that time, even if you previously submitted your vote. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

ALARM.COM HOLDINGS, INC.
8281 Greensboro Drive, Suite 100
Tysons, Virginia 22102
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2025
To the Stockholders of Alarm.com Holdings, Inc.:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Alarm.com Holdings, Inc., a Delaware corporation (the “Company”) will be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern Time at the Company’s principal executive offices, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102, for the following purposes:
1.
To elect the eight (8) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.

3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

4.
To approve the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan.

5.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting was April 7, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders of record will be available for inspection by stockholders of record during normal business hours for ten days prior to the Annual Meeting for any legally valid purpose at our corporate headquarters at 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.
By Order of the Board of Directors,
Daniel Ramos
Corporate Secretary
Tysons, Virginia
April 23, 2025

i

ALARM.COM HOLDINGS, INC.
8281 Greensboro Drive, Suite 100
Tysons, Virginia 22102
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Who is soliciting my vote?
We are providing you with these proxy materials because the Board of Directors of Alarm.com Holdings, Inc. (the “Board”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Alarm.com Holdings, Inc. (the “Company”), including at any adjournments or postponements thereof, to be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern Time at the Company’s principal executive offices, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.
Do I need to attend the Annual Meeting to vote?
You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement (the “Proxy Statement”). However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the telephone, through Internet or by mail, and your votes will be cast for you at the Annual Meeting. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, are being distributed and made available on or about April 23, 2025. As used in this Proxy Statement, references to “we,” “us,” “our,” “Alarm.com” and the “Company” refer to Alarm.com Holdings, Inc. and our consolidated subsidiaries.
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.
The Notice will provide instructions as to how you may access and review the proxy materials, including the Notice of 2025 Annual Meeting of Stockholders, Proxy Statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to you by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April 23, 2025 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2024 will be made available to stockholders on the Internet on April 23, 2025.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice.

How do I attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern Time at our principal executive offices, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102. Directions to the Annual Meeting may be found at https://web.viewproxy.com/ALRM/2025. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 7, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were 49,717,159 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 7, 2025, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 7, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are four matters scheduled for a vote:
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Election of eight (8) directors to hold office until the 2026 Annual Meeting of Stockholders (Proposal 1);

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Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2);

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Advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 3); and

•
Approval of the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan (Proposal 4).

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How can I vote?
You may either vote “FOR” or “AGAINST” or abstain from voting on all the proposed nominees to the Board and each of the Proposals 2, 3, and 4. Proxies cannot be voted for a greater number of persons than the eight nominees to the Board named in this Proxy Statement.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote over the telephone, dial toll-free 1-866-402-3905 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice.

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To vote through the Internet, go to www.fcrvote.com/ALRM to complete an electronic proxy card. You will be asked to provide the control number from the Notice.

•
To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote: by telephone, through the Internet, by requesting and returning a printed proxy card or by submitting a ballot in person at the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 7, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all eight nominees for director, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, “FOR” the advisory approval of executive officer compensation and “FOR” the approval of the 2025 equity incentive plan. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposals 1, 3, and 4 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of remote communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We engaged Alliance Advisors to assist us with our shareholder engagement process, and we may pay them an estimated fee of $32,000 plus reasonable out-of-pocket expenses if they assist us in soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may grant a subsequent proxy by telephone or through the Internet.

•
You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

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You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

•
You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change your voting instructions.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Proposals for Inclusion in Our 2026 Proxy Materials (SEC Rule 14a-8)
Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), permits shareholders to submit proposals for inclusion in our proxy materials if the shareholders and the proposals meet the specified requirements. To be considered for inclusion in next year’s proxy materials, you must submit your proposal, in writing, by December 23, 2025, to our Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102, and you must comply with all applicable requirements of Rule 14a-8.
Other Proposals or Nominations to Be Brought Before Our 2026 Annual Meeting (Advance Notice)
Under our Bylaws, any shareholder proposal, including a director nomination, that is not submitted for inclusion in next year’s proxy materials and is instead sought to be presented directly at the next year’s annual meeting must follow certain procedures. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2026 Annual Meeting of Stockholders must be received in writing by our Corporate Secretary at our principal executive offices not later than the close of business on March 6, 2026 nor earlier than the close of business on February 4, 2026. However, if we hold our 2026 Annual Meeting of Stockholders more than 30 days before or after June 4, 2026 (the one-year anniversary date of the 2025 Annual Meeting of Stockholders), then timely notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in accordance with the advance notice procedure as described above.
Director Nominations for Inclusion in Our 2026 Proxy Materials (Proxy Access)
Under our Bylaws, if a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in next year’s proxy materials, then the nominations must be received by our Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102, no earlier than November 23, 2025 and no later than December 23, 2025. However, if we hold our 2026 Annual Meeting of Stockholders more than 30 days before or more than 60 days after June 4, 2026 (the one-year anniversary date of the 2025 Annual Meeting of Stockholders), then timely notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not earlier than the close of business on the 165th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 135th day prior to the 2026 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposals 1, 2, 3, and 4 votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for each proposal, other than the election of directors (Proposal 1). Abstentions will have the same effect as “Against” votes on Proposals 2, 3, and 4, and will have no effect on Proposal 1. Broker non-votes on Proposals 1, 3, and 4 will have no effect and will not be counted towards the vote total for any of those proposals.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1, 3, and 4 are considered to be “non-routine” under NYSE rules and we, therefore, expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors
“FOR” votes from the holders of a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors
A majority of votes cast means that each of the eight nominees must receive the affirmative vote of a majority of the votes cast to be duly elected to the Board
			No effect	No effect
2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter	Against	Not applicable(1)
3	Advisory vote to approve the compensation of our named executive officers	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter	Against	No effect
4	Approval of the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter	Against	No effect

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 49,717,159 shares outstanding and entitled to vote. Thus, the holders of 24,858,581 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1 —
ELECTION OF DIRECTORS
The Board presently has eight members. All current directors have been nominated for re-election at the Annual Meeting by the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of these nominees would serve until the 2026 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation, retirement, disqualification or removal.
Directors will hold office until his or her successor will be duly elected and qualified, or if earlier, such director’s death, resignation, retirement, disqualification or removal. All current directors were previously elected at the 2024 Annual Meeting with terms expiring at the 2025 Annual Meeting. Accordingly, each of the eight directors has been nominated for a one year term expiring at the 2026 Annual Meeting of Shareholders.
It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our then-current directors attended the 2024 Annual Meeting of Stockholders in person.
Vote Required
Directors are elected by a majority of the votes cast at the Annual Meeting by the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the eight nominees must receive the affirmative vote of a majority of the votes cast to be duly elected to the Board; abstentions will have no effect. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the eight nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Director Nominees
The following is a brief biography of each nominee for director, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.
Donald Clarke, age 66, has served as a member of our Board since May 2014. Since December 2016, Mr. Clarke has served as a member of the Board of Directors of BigCommerce Holdings, Inc., a publicly traded ecommerce platform provider. From January 2014 through December 2021, Mr. Clarke served as the Chief Financial Officer for Plex Systems, Inc., a privately held cloud technology company, and previously also held the position of its interim Chief Executive Officer from October 2017 through November 2018. Prior to joining Plex, from March 2008 to March 2013, he served as the Chief Financial Officer for Eloqua, Inc., a then publicly held marketing automation company. Prior to Eloqua, Mr. Clarke served as Chief Financial Officer or President of several technology companies, including two publicly traded companies. He is a member of the American Institute of Certified Public Accountants and holds a B.S. in Accounting from Virginia Polytechnic Institute and State University. Our Board believes that Mr. Clarke’s experience in operations, strategy, accounting and financial management at both publicly and privately held companies qualifies him to serve on the Board.
Rear Admiral (Ret.) Stephen Evans, age 60, has served as a member of our Board since February 2021. Admiral Evans retired in 2020 from the United States Navy where he most recently served as Special Advisor to the Commander, Naval Installations. Admiral Evans served as Senior Advisor, Deputy U.S. Military, NATO Military Committee from 2019 to 2020, as Commander, George H. W. Bush Carrier Strike Group from 2017 to 2019, as Commander, Naval Service Training Command from 2015 to 2017 and Senior Military Assistant to the 75th Secretary of the Navy from 2013 to 2015. Prior to that, during his more than twenty years of service in the United States Navy, Admiral Evans held a variety of leadership positions around the globe giving him an in-depth international perspective. Admiral Evans earned a B.A. at The

Citadel a M.A. in National Security Affairs from the U.S. Naval War College and has attended Executive Education programs at Harvard’s John F. Kennedy School, the Massachusetts Institution of Technology, the University of Virginia Darden School of Business and the University of North Carolina Kenan-Flagler Business School. Our Board believes Admiral Evans’ experience in cyber defense, national security, public policy, governmental relations and leadership development qualifies him to serve on the Board.
Cecile B. Harper, age 62, has served as a member of our Board since May 2024. Ms. Harper has served as the Chief Financial Officer and Chief Operating Officer of the College Foundation of the University of Virginia since October 2019. Ms. Harper spent 26 years from December 1993 to September 2019 at Southeastern Asset Management (“Southeastern”), an investment management firm. As a principal at Southeastern, Ms. Harper built the external relationships and internal infrastructure related to the revenue side of the business through the firm’s significant expansion. She was responsible for new client development, client retention and growth, service and communications during her tenure. Before joining Southeastern, Ms. Harper worked in the consulting group at IBM and at McKinsey & Company as a business analyst. Ms. Harper holds an M.B.A. from Harvard Business School and a B.A. from the University of Virginia. Our Board believes that Ms. Harper’s experience in strategic and financial planning, corporate governance and business development qualifies her to serve on the Board.
Timothy McAdam, age 56, has served as chairman of our Board since April 2015 and has served as a member of our Board since July 2012. Mr. McAdam is a General Partner of Technology Crossover Ventures and has been in the technology investing industry since 1991. He currently serves on the board of directors of Vectra, a cybersecurity company; Oversight, an application software company; Perceptyx, a cloud-based software company serving the employment engagement space; Aviatrix, an infrastructure cloud software company; BenchSci, a cloud-based AI software company serving the pharmaceutical vertical; Passport Global, a shipping and logistics software business; and Roofr, a vertical SaaS company focused on the roofing vertical. Mr. McAdam holds a B.A. in Classics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business. Our Board believes Mr. McAdam’s experience in building technology companies and his expertise as an investor in such companies qualifies him to serve on the Board.
Darius G. Nevin, age 67, has served as a member of our Board since April 2016. Mr. Nevin is a member of G3 Capital Partners, LLC, a consulting company, which has served as an adviser to private equity firms in the fields of security, telecommunications, and recurring services. He is also a member of G3 Investment Holdings, LLC, a related investment company. Since August 2022, he has been a member of the board of directors of Psychemedics Corporation (OTC Markets: PMDI), the world leader in hair-based drug testing. He also serves as its board and audit committee chairperson and serves on its nominating and governance committee. In April 2025, Mr. Nevin was appointed to the board of directors of AstroNova, Inc., a global leader in data visualization technologies, and serves on their audit committee and human capital and compensation committee. Mr. Nevin is also an investor in and serves on the board of Cohealo Inc., a privately held company that saves health systems money by sharing equipment between facilities, increasing equipment availability, and reducing expenses. Prior to cofounding G3 Capital Partners, LLC in October 2010, Mr. Nevin was chief financial officer of Protection One, Inc., a then publicly traded security systems monitoring and installation company, from 2001 until June 2010. He served as a director and chairperson of the audit committee of WCI Communities, Inc., a then publicly traded community developer and luxury homebuilder, from July 2013 through its acquisition in February 2017. Mr. Nevin earned an A.B. from Harvard College and an M.B.A. from the University of Chicago Booth School of Business. Our Board believes that Mr. Nevin’s experience in executive management of security monitoring companies and in developing and executing the operating and financing strategies at both publicly and privately held companies and his background in public company financial reporting qualifies him to serve on the Board.
Stephen Trundle, age 56, has served as our Chief Executive Officer since January 2023. He previously served as our President and Chief Executive Officer from May 2003 and has been a member of our Board since October 2003. Previously, Mr. Trundle served in various positions with MicroStrategy Incorporated, including as Vice President of Technology and Chief Technology Officer. Mr. Trundle holds an A.B. in Engineering and an A.B. in Government from Dartmouth College. Our Board believes that Mr. Trundle’s extensive knowledge of our business and prior industry experience with technology qualifies him to serve on the Board.

Timothy J. Whall, age 63, has served as a member of our Board since August 2021. Mr. Whall served as the Chief Executive Officer of ADT Inc. (ADT) from May 2016 until his retirement in November 2018, the President of ADT from May 2016 until September 2017 and as a member of the board of directors of ADT from May 2016 until October 2019. He was also President of Prime Borrower from July 2015 to March 2018. Previously, Mr. Whall served as the President, Chief Executive Officer and a member of the board of directors of Protection One, Inc. from June 2010 to March 2017. From 1990 to 2010, Mr. Whall served in a variety of roles with SecurityLink, GTCR, ADT, Honeywell, and Stanleyworks. Mr. Whall earned a B.A. in Personnel Management from Michigan State University. Our Board believes that Mr. Whall’s experience in executive management and directorship of companies in the security industry, extensive experience in mergers and acquisitions and his background in public company financial reporting qualifies him to serve on the Board.
Simone Wu, age 60, has served as a member of our Board since February 2020. Ms. Wu is currently the Senior Vice President, General Counsel, Corporate Secretary & External Affairs of Choice Hotels International, Inc. since 2015 and was previously Senior Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer at Choice Hotels from 2012 to 2015. At Choice Hotels, she leads the Legal, Public Policy, Risk Management, and Corporate Secretary functions. Prior to joining Choice Hotels, Ms. Wu served in a variety of roles with XO Communications and its affiliates from 2001 to 2012, including as General Counsel and Corporate Secretary from 2006 to 2012. Earlier in her career, she held a variety of legal and business roles including with AOL and MCI, focusing on both domestic and international matters, and she began her legal career as an associate with Skadden, Arps, Slate, Meagher & Flom, primarily engaged in telecommunications regulatory, transactional, and privatization work. Ms. Wu earned a B.A. in Political Science from the University of Michigan and a J.D. from Columbia University. Our Board believes Ms. Wu’s extensive legal, executive and regulatory experience and expertise, particularly in corporate governance, business development, mergers and acquisitions, joint ventures, commercial transactions and intellectual property issues, qualifies her to serve on the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all directors, except Stephen Trundle, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Trundle is not an independent director by virtue of his employment with us.
Board Leadership Structure
The Board has an independent chair, Mr. McAdam, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for overseeing the risk management activities of management as well as monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Risk assessment reports are periodically provided by management to the Board, and management regularly provides updates to the Board related to legal and compliance risks and cyber security initiatives, including our ability to respond to any cyber-attacks.
Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors
The Board met four times during 2024. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served held during the portion of the last fiscal year for which he or she was a director or committee member.
Board Qualifications and Expertise Matrix
Qualifications and Expertise	1	2	3	4	5	6	7	8
Financial
(Leadership of a financial firm or management of the finance function of an enterprise, resulting in proficiency in complex financial management, capital allocation, results of operations and financial reporting processes.)	X	X	X		X	X		X
Global Business
(Experience driving business success in markets around the world, with an understanding of diverse business environments, economic and political conditions, cultures, and regulatory frameworks, and abroad perspective on global market opportunities.)	X	X	X				X	X
Leadership
(Extended leadership experience for a significant enterprise, resulting in a practical understanding of organizations, processes, strategic planning, complex operations and risk management. Demonstrated strengths in developing talent, planning succession, and driving change and long-term growth.)	X	X	X	X	X	X	X	X
Mergers and Acquisitions
(A history of leading growth through acquisitions and other business combinations, with the ability to assess “build or buy” decisions, analyze the fit of a target with a company’s strategy and culture, accurately value transactions, and evaluate operational integration plans.)	X	X	X		X	X	X
Sales and Marketing (Experience developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation.)	X		X		X	X		X
Technology and Innovation
(A significant background working in technology, resulting in knowledge of or experience in how to anticipate technological trends, generate disruptive innovation, advance our products and services, and extend or create new business models.)	X	X	X	X	X

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2024 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Donald Clarke	X*
Timothy McAdam		X	X*
Darius G. Nevin	X	X*
Timothy J. Whall	X
Simone Wu		X
Rear Admiral (Ret.) Stephen Evans			X
Stephen Trundle
Cecile B. Harper			X
Total Meetings in 2024	4	5	4

*
Committee Chairman

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee:
•
evaluates the performance of and assesses the qualifications of the Company’s independent registered public accounting firm;

•
determines and approves the engagement of the independent registered public accounting firm;

•
determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•
reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•
monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law;

•
evaluates the independence of the independent registered public accounting firm;

•
reviews and discusses with management and the independent registered public accounting firm the Company’s guidelines and policies with respect to financial risk management and financial risk assessment;

•
reviews and approves or disapproves transactions between the Company and any related persons;

•
confers with management and the Company’s independent registered public accounting firm, as appropriate, regarding the effectiveness of internal control over financial reporting;

•
establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•
meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Messrs. Clarke (Chairman), Nevin and Whall. The Audit Committee met four times during 2024. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://investors.alarm.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules and under Rule 10A-3 under the Exchange Act). The Board has also determined that each of Messrs. Clarke, Whall and Nevin qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of these members’ level of knowledge and experience based on a number of factors, including formal education and experience as a chief financial officer for publicly and privately held companies for Messrs. Clarke and Nevin and experience as a chief executive officer with financial oversight responsibilities for publicly and privately held companies for Messrs. Clarke and Whall.
Report of the Audit Committee of the Board of Directors
The Audit Committee operates pursuant to a written charter that is available under Corporate Governance on the Investor Relations section of our website: https://investors.alarm.com. The purpose of the Audit Committee is to assist the Board in its oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the Nasdaq Stock Market and the SEC.
Management has primary responsibility for the system of internal controls and the financial reporting process. Management is also responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) to audit the Company’s financial statements for the fiscal year ended December 31, 2024.
PwC, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
In performing its responsibilities, the Audit Committee has:
•
reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2024;

•
discussed with PwC, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•
received the written disclosures and the letter from PwC required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence and has discussed with PwC its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully submitted,
Donald Clarke, Chairman
Darius G. Nevin
Timothy J. Whall
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently composed of three directors: Messrs. Nevin (Chairman) and McAdam and Ms. Wu. All members of our Compensation Committee are independent (as defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met five times during 2024. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://investors.alarm.com.
The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company’s compensation strategy, policies, plans and programs, including:
•
reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•
reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to Board members;

•
evaluating and approving the compensation plans and programs advisable for us, as well as evaluating and approving the modification or termination of existing plans and programs;

•
establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change- of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management;

•
administering our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plans and programs;

•
reviewing our human capital strategies, initiatives and programs with respect to our culture, talent, recruitment, retention and employee engagement; and

•
reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

The Compensation Committee reviews annually with management the Compensation Discussion and Analysis and considers whether to recommend that it be included in our proxy statements and other filings.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer and our Vice President, Venture HR Operations. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In February 2024, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Compensia, Inc. (“Compensia”), to perform the services described in “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultant.” The Compensation Committee has assessed Compensia’s independence and determined that Compensia had no conflicts of interest in connection with its provisions of services to the Compensation Committee in fiscal 2024. The selection of Compensia was made without the input or influence of management. Additional information regarding the Compensation Committee’s processes and procedures, including the role of compensation consultants in evaluating the amount or form of executive and director compensation, can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.
The specific determinations of our Compensation Committee with respect to executive compensation for the year ended December 31, 2024 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee are currently or have been at any time officers or employees of the Company. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted,
Darius G. Nevin, Chairman
Timothy McAdam
Simone Wu
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for:
•
identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);

•
reviewing and evaluating incumbent directors;

•
recommending to the Board for selection candidates for election to the Board;

•
overseeing the Board’s committee structure and operations and making recommendations to the Board regarding the chairpersonship and membership of the committees of the Board;

•
assessing the performance of the Board;

•
reviewing and assessing the Company’s Corporate Governance Guidelines, including the Company’s objectives, strategies, goals, compliance and risk mitigation;

•
overseeing the Company’s environmental, social and governance (ESG) strategy, practices and risks; and

•
reviewing with the Chief Executive Officer the plans for succession for the Company’s executive officers and making recommendations to the Board with respect to the selection of appropriate individuals to succeed those positions.

The Nominating and Corporate Governance Committee is composed of three directors: Messrs. McAdam (Chairman) and Evans, and Ms. Harper. All members of the Nominating and Corporate Governance Committee are independent (as defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met four times during 2024. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at https://investors.alarm.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of background and a wide range of perspectives and skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In this regard, our current Board of 8 directors includes two directors (25%) who identify as female and three directors (37.5%) who identify as racially/ethnically diverse.
In the case of incumbent directors standing for re-election, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then typically uses a professional search firm to compile a list of potential candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee as described above under “When are stockholder proposals and director nominations due for next year’s annual meeting?”
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Company’s Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102. Stockholder communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to the chairman of the Audit Committee.
Code of Ethics
We have adopted the Alarm.com Holdings, Inc. Code of Business Conduct that applies to all of our officers, directors, employees and independent contractors. The Code of Business Conduct is available on our website at https://investors.alarm.com. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
Our Corporate Governance Guidelines are designed to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Board regularly monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and may modify our Corporate Governance Guidelines and committee charters as warranted in light of such developments. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at https://investors.alarm.com.
Insider Trading Policy
We have adopted a comprehensive Insider Trading Policy governing the purchase, sale and other dispositions of our securities by directors, officers and other employees, which is designed to promote compliance with all applicable insider trading laws, rules and regulations. It is also our policy to comply with applicable securities laws when engaging in transactions in our own securities. A copy of this policy was filed as Exhibit 19.1 to our most recent annual report on Form 10-K.

PROPOSAL 2 —
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 2009. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023 by PricewaterhouseCoopers LLP.
	Fiscal Year Ended December 31,
	2024	2023
Audit Fees(1)	$2,693,500	$2,446,658
Audit-Related Fees	—	—
Tax Fees(2)	$175,000	$294,500
All Other Fees(3)	$2,000	2,000
Total Fees	$2,870,500	$2,743,158

(1)
Represents fees billed for professional services provided to us in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, the audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. Audit Fees for 2023 also included fees billed for professional services provided to us in connection with the closing of an acquisition. Audit Fees for 2024 also included fees billed for professional services provided to us in connection with a comfort letter.

(2)
Represents fees billed for tax compliance services and tax audit defense services.

(3)
Represents subscription fees paid for access to online accounting research software applications and data.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis, before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3 —
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, the result will not be binding on the Board or Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Vote Required
Advisory (non-binding) approval of Proposal 3 requires the approval of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4 —
APPROVAL OF THE ALARM.COM HOLDINGS, INC. 2025 EQUITY INCENTIVE PLAN
On April 17, 2025, our Board, upon the Compensation Committee’s approval and recommendation, adopted the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan (the “2025 Plan”), subject to the approval of our stockholders. The 2025 Plan was adopted in anticipation of the tenth anniversary of the Alarm.com Holdings, Inc. 2015 Equity Incentive Plan, as amended or amended and restated (the “2015 Plan”) and will allow us to continue providing equity awards to the Company’s officers, employees, outside directors and consultants and therefore advance the interests and long-term success of the Company. If approved by our stockholders, the 2025 Plan would replace and supersede the 2015 Plan effective as of the date of our 2025 Annual Meeting (the “Effective Date”).
The Compensation Committee views stock ownership as a significant motivation for our employees to maximize value for our stockholders and believes that grants of stock-based awards provide a long-term incentive for our employees to contribute to the growth of the Company and to maximize long-term stockholder value. As of April 7, 2025, there were 11,487,869 shares remaining available for awards under the 2015 Plan. However, if the 2025 Plan is not approved, we would be unable to continue to grant equity awards as part of our compensation program, and our ability to continue to attract and retain the individuals necessary to drive our performance would be significantly impaired. As such, our Board believes that approving the 2025 Plan is in the best interests of the Company and its stockholders.
Why Stockholders Should Vote for Approval of the 2025 Plan
We Manage our Equity Compensation Program Carefully and Effectively
We believe that equity awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to a large portion of our employees. Further, our compensation philosophy is designed to provide incentives that motivate and reward achievement of our key performance goals that increase stockholder value over the long-term, align the interests of our executives and employees with those of our stockholders and to link pay to our performance.
However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We manage our long-term stockholder dilution by closely managing the number of equity awards granted annually and regularly engaging with our compensation consultant. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of shares subject to equity awards granted divided by the weighted average number of shares outstanding for that fiscal year, was 2.03% for fiscal years 2022 through 2024, as further described below.
Our Share Reserve Request is Reasonable and Does Not Expand Beyond Pre-Existing Shares Reserved for Issuance
We recognize the dilutive impact of our equity compensation on our stockholders and continuously strive to balance this concern with the competition for keeping and retaining talent. If the 2025 Plan is approved by our stockholders, only the unused portion of the share reserve under the 2015 Plan will be available for grant. Significantly, we are not requesting that our stockholders approve any additional shares beyond the unused portion of the 2015 Plan share reserve as of the date of the Annual Meeting.
We expect that the total number of shares approved for use under the 2025 Plan would meet our needs for approximately seven to eight years. However, the actual duration of the share reserve ultimately depends on unknown factors, such as competitive market practices, acquisitions, forfeiture rates and our stock price, among others.
In setting the proposed number of shares reserved and issuable under the 2025 Plan, our Board considered a number of factors, including the elimination of the Evergreen Provision provided in our 2015 Plan, our three-year burn rate, and overhang, as described below.

Our annual share usage, or burn rate, under our equity compensation program for the last three fiscal years is as follows:
	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024	Three-Year Average
Stock Options Granted	184,500	237,400	138,750	186,883
RSUs Granted	1,123,076	558,747	628,394	770,072
Performance-Based RSUs Granted	168,223	—	—	56,074
Total Equity Awards Granted	1,475,799	796,147	767,144	1,013,030
Basic Weighted Average Shares of Common Stock Outstanding	49,926,236	49,818,448	49,641,763	49,795,482
Burn Rate	2.96%	1.6%	1.54%	2.03%
Our overhang is outlined in the table below. We define overhang as the total number of equity awards outstanding plus the total number of shares available for grant under the 2015 Plan, divided by the sum of the total common shares issued and outstanding, the number of equity awards outstanding and the total number of shares available for grant under the 2015 Plan. The following table provides certain information regarding the status of our overhang as of as of December 31, 2024.
As of December 31, 2024
Total Number of Shares Subject to Outstanding Options	1,123,860
Weighted-Average Exercise Price of Outstanding Options	$50.74
Weighted-Average Remaining Term of Outstanding Options	5.8
Total Number of Shares Subject to Full Value Awards	1,973,681
Total Number of Shares Available for Grant under 2015 Plan	11,533,781
Basic Weighted Average Shares of Common Stock Outstanding	49,641,763
Issued Overhang as of December 31, 2024	6.24%
Total Overhang as of December 31, 2024	29.47%
Compensation and Governance Best Practices
The 2025 Plan, if approved by our stockholders, will contain a number of provisions consistent with the interests of our stockholders and sound corporate governance practices, including the following:
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No Additional Shares Beyond Shares Available for Issuance under the 2015 Plan:   The 2025 Plan will provide for a share reserve that is limited to the number of shares available for issuance under the 2015 Plan as of the date that stockholders approve the 2025 Plan.

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No “Evergreen” Feature:   The 2025 Plan will not have an annual automatic share increase provision (an “Evergreen Provision”). The 2025 Plan authorizes a fixed number of shares so that stockholder approval is required to issue any additional shares.

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No Liberal Share Recycling:   Shares that are repurchased, used to pay the purchase price or exercise price of an award, or used to satisfy the tax withholding obligations related to an award, will not be available for future grant under the 2025 Plan.

•
Applicability of Clawback Policy:   The 2025 Plan will provide that all awards granted under the 2025 Plan will be subject to the Company’s clawback policy.

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No Repricing Without Stockholder Approval:   The 2025 Plan will require stockholder approval in order to reduce the exercise price, purchase or strike price of any outstanding award, or to substitute or exchange outstanding awards for new awards or cash.

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No Discount Stock Options or SARs:   The 2025 Plan will provide that, except in connection with assumption or substitution of awards in a corporate transaction, all stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant.

•
Administered by an Independent Committee:   The 2025 Plan will administered by the Compensation Committee, which is made up entirely of independent directors.

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Annual Limits on Non-Employee Director Compensation:   The 2025 Plan will limit the value of cash and equity compensation that may be granted under non-employee director awards each fiscal year to $325,000.

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No Tax Gross-Ups:   The 2025 Plan does not provide for any tax gross-ups.

Historical Share Usage
As of April 7, 2025, 49,717,159 shares of our common stock were outstanding, 2,978,449 shares were subject to outstanding equity awards and 11,487,869 were available for future awards under the 2015 Plan. If the 2025 Plan is approved by our stockholders, no further awards will be issued under the 2015 Plan on or following the date the 2025 Plan is approved by our stockholders, and the shares subject to outstanding awards under the 2015 Plan will not become available for use under the 2025 Plan in the event they are forfeited or otherwise would have returned to the 2015 Plan share reserve.
The following table sets forth information regarding outstanding stock options and share appreciation rights (collectively, “appreciation awards”) and outstanding restricted stock units and other stock-based awards (collectively, “full value awards”) under the 2015 Plan as of April 7, 2025.
Outstanding Appreciation Awards (#)	Weighted Average Exercise Price ($)	Weighted Average Remaining Term (Years)	Outstanding Full Value Awards (#)
1,136,757	51.53	5.78	1,841,692
For more information about our equity compensation plans as of December 31, 2024, please see the table under “Equity Compensation Plan Information” and related disclosure on page 62.
New Plan Benefits
Future benefits under the 2025 Plan cannot be determined at this time because the grants are at the discretion of the administrator and because their value may be dependent upon satisfaction of vesting conditions and the future price of the Company’s common stock. No grants under the 2025 Plan have at this time been awarded or promised to any directors, employees or other eligible 2025 Plan participants.
2025 Plan Summary
The following brief summary of the 2025 Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the 2025 Plan, a copy of which is set forth as Appendix A to this Proxy Statement.
Stock Awards.   The 2025 Plan will provide for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation (collectively, stock awards). Additionally, the 2025 Plan provides for the grant of performance cash awards. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.
Eligible Recipients.   The plan administrator is permitted in accordance with the terms of the 2025 Plan to grant awards under the 2025 Plan to employees, directors, independent contractors or consultants of the Company or any of its affiliates. However, the maximum number of shares subject to awards granted under the 2025 Plan or under any other equity plan maintained by the Company during a single fiscal year to any non-employee director (other than a director not on the Board at the time of the grant), taken together with any cash fees paid to such non-employee director during the fiscal year, will not exceed $325,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

As of April 7, 2025, the number of eligible employees was approximately 1,853 and the number of non-employee eligible directors was 7. Although the 2025 Plan allows for awards to be made to independent contractors and consultants, the Company does not currently intend to grant to these groups.
Share Reserve.   The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2025 Plan after the 2025 Plan becomes effective will be equal to the number of shares reserved for issuance under our 2015 Plan at the time our 2025 Plan becomes effective. The maximum number of shares that may be issued upon the exercise of incentive stock options under our 2025 Plan is equal to the total number of shares reserved for issuance under the 2025 Plan.
If a stock award granted under the 2025 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2025 Plan. In addition, shares of our common stock issued pursuant to a stock award granted under the 2025 Plan that are forfeited back to or repurchased by us prior to becoming fully vested will again become available for the grant of new stock awards under the 2025 Plan. However, neither shares of our common stock which are withheld or reacquired by us to satisfy income or employment withholding taxes nor shares of our common stock which are used to pay the exercise or purchase price of a stock award, will become available for subsequent issuance under the 2025 Plan. Shares issued under the 2025 Plan may be previously unissued shares or reacquired shares bought by us on the open market.
Administration.   Our Board, or a duly authorized committee thereof, has the authority to administer the 2025 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2025 Plan, our Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award, and otherwise exercises such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the 2025 Plan or awards. Subject to the limitations set forth in the 2025 Plan, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award, and will generally have the power to construe and interpret the 2025 Plan and awards granted under it, and to establish, amend and revoke rules and regulations for administration of the plan and awards. Subject to the limitations set forth in the 2025 Plan, the Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the 2025 Plan or in any award agreement or in the written terms of a performance cash award, in a manner and to the extent it will deem necessary or expedient to make the 2025 Plan or award fully effective.
Subject to the limitations set forth in the 2025 Plan, the plan administrator has the authority to modify outstanding awards under our 2025 Plan. Subject to the terms of our 2025 Plan and except as provided in accordance with the terms of the 2025 Plan in respect of equitable adjustments upon changes in capitalization, the plan administrator is not permitted to take any of the following actions without first obtaining stockholder approval: reducing the exercise, purchase or strike price of any outstanding stock award, canceling any outstanding stock award in exchange for new stock awards, cash or other consideration, or taking any other action that is treated as a repricing under generally accepted accounting principles.
Stock Options.   Incentive and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2025 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2025 Plan vest at the rate specified by the plan administrator.
The plan administrator determines the term of stock options granted under the 2025 Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an option holder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of unrestricted shares of our common stock already owned by the optionholder, (4) a net exercise of the option if it is an nonqualified stock option, and (5) other legal consideration permitted by applicable law and approved by the plan administrator.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the option holder’s death.
Tax Limitations on Incentive Stock Options.   The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonqualified stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the incentive stock option does not exceed five years from the date of grant.
Restricted Stock Awards.   Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Restricted Stock Unit Awards.   Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Stock Appreciation Rights.   Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2025 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
The plan administrator determines the term of stock appreciation rights granted under the 2025 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards.   The 2025 Plan permits the grant of performance-based stock and cash awards that are payable contingent upon the achievement of certain pre-established performance goals during a designated performance period. The length of any such performance period, the particular performance goals to be achieved during any such performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Board in its discretion. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. The performance goals may differ from participant to participant and from award to award.
Other Stock Awards.   The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Changes to Capital Structure.   In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2025 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions.   In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:
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arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

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arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

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accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

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arrange for the lapse of any reacquisition or repurchase right held by us;

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cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board may deem appropriate; or

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make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the 2025 Plan, a corporate transaction is generally defined as the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control.   The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the 2025 Plan, a change in control is generally defined as (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets.
Term; Amendment and Termination.   Our Board has the authority to amend, suspend, or terminate our 2025 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No award may be granted after the tenth anniversary of the effective date of the 2025 Plan.
Clawback/Recovery.   All awards granted under the 2025 Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of common stock or other cash or property received with respect to the awards (including any value received from a disposition of any shares of common stock acquired upon payment of the awards). In addition, the Board may impose such other clawback, recovery or recoupment provisions in an award agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of common stock or other cash or property upon the occurrence of an event constituting cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an affiliate.
Federal Income Tax Effects
The federal income tax consequences applicable to the Company and grantees in connection with awards under the 2025 Plan are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income, and the Company will be entitled to a deduction, with respect to awards under the 2025 Plan as follows:
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Incentive Stock Options.   The grant of an incentive stock option will not result in any immediate tax consequences to the Company or the optionholder. An optionholder will not realize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the common stock acquired over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionholder does not dispose of the common stock acquired within one year after its receipt (or within two years after the date the option was granted), the gain or loss realized on the subsequent disposition of the common stock will be treated as long-term capital gain or loss and the Company will not be entitled to any deduction. If the optionholder disposes of the common stock acquired less than one year after its receipt (or within two years after the option was granted), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income. Any amount realized by the optionholder in excess of the fair market value of the common stock on the date of exercise will be taxed to the optionee as capital gain.

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Nonstatutory Stock Options and Stock Appreciation Rights.   The grant of a nonstatutory stock option or stock appreciation right will not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of a nonstatutory stock option or stock appreciation right, the optionholder will generally realize ordinary income equal to the excess of the fair market value of the common stock acquired over the exercise price or base price, as the case may be. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the optionholder.

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Restricted Share Awards.   A grantee generally will not realize taxable income upon an award of restricted share awards. However, a grantee who receives restricted shares will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the common stock at the time of such lapse. Alternatively, and if permitted by the Administrator, a grantee may elect to realize ordinary income on the date of receipt of the restricted shares. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

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Restricted Stock Units.   A grantee generally will not realize taxable income upon an award of restricted stock units. A grantee will recognize ordinary income in the year in which the shares or cash equivalent subject to the awards are actually issued (or the amount of cash paid) to the grantee, in an amount equal to the fair market value of the shares on the issuance date and/or the amount of any cash payable on the payment date (and subject to income tax withholding in respect of an employee).

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Other Stock Awards.   A grantee who receives other share-based awards will realize as ordinary income at the time of the lapse of the restrictions (or, in the case of phantom stock awards, at the time of delivery) an amount equal to the fair market value of the common stock or cash delivered of such lapse. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

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Cash Awards.   A grantee who receives a cash award will realize as ordinary income an amount equal to the cash delivered, and the Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2025 by:
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each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

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each of our named executive officers named in the Summary Compensation Table below;

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each of our directors and nominees for director; and

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all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and a person generally has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
Our calculation of the percentage of beneficial ownership is based on 49,679,679 shares of common stock outstanding on March 31, 2025. Shares of common stock issuable under stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 and shares of common stock underlying restricted stock unit awards that are vested as of March 31, 2025 or will vest within 60 days of March 31, 2025 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding these options or restricted stock unit awards and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13G filed with the SEC. Except as otherwise noted below, the address for each executive officer and director listed in the table is c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.
	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
BlackRock, Inc.(1)	9,321,327	18.8%
The Vanguard Group(2)	6,231,910	12.5%
Disciplined Growth Investors Inc(3)	2,941,556	5.9%
Executive Officers and Directors:
Stephen Trundle(4)	1,937,574	3.9%
Steve Valenzuela(5)	28,752	*
Jeffrey Bedell(6)	559,305	1.1%
Daniel Kerzner(7)	120,668	*
Daniel Ramos(8)	39,701	*
Kevin Bradley(9)	11,033	*
Timothy McAdam(10)	102,802	*
Donald Clarke(11)	27,154	*
Rear Admiral (Ret.) Stephen Evans(10)	3,463	*
Darius G. Nevin(12)	58,061	*
Timothy J. Whall(10)	6,368	*
Simone Wu(10)	7,819	*
Cecile B. Harper(10)	—	*
All current executive officers and directors as a group (13 persons)(13)	2,902,700	5.8%

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
The information shown is as of December 31, 2024 and is based upon disclosures filed on a Schedule 13G/A on February 5, 2025 by BlackRock, Inc., which reported sole voting power over 9,196,482 shares and sole dispositive power over 9,321,327 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)
The information shown is as of September 30, 2024 and is based upon disclosures filed on a Schedule 13G/A on November 12, 2024 by The Vanguard Group, which reported sole voting power over 0 shares, shared voting power over 87,928 shares, sole dispositive power over 6,088,136 shares and shared dispositive power over 143,774 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)
The information shown is as of December 31, 2024 and is based upon disclosures filed on a Schedule 13G/A on February 14, 2025 by Disciplined Growth Investors, Inc, which reported sole voting power over 2,634,171 shares, shared voting power over 307,385 shares and sole dispositive power over 2,941,556 shares. Disciplined Growth Investors, Inc’s address is 150 South Fifth Street, Suite 2550, Minneapolis, MN 55402.

(4)
Consists of (i) 202,682 shares of common stock held by Mr. Trundle, (ii) 176,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2025, (iii) 259,687 shares of common stock held by Stephen Trundle 2015 Gift Trust, of which certain members of Mr. Trundle’s immediate family are beneficiaries, (iv) 1,289,343 shares of common stock held by Backbone Partners, LLC and (v) 9,862 shares of common stock held by Footings Advancement Trust, of which certain members of Mr. Trundle’s immediate family are beneficiaries. Mr. Trundle has voting and dispositive power over all of the outstanding membership interests of Backbone Partners, LLC and has sole voting and dispositive power over the shares held by Backbone Partners, LLC. Mr. Trundle has sole voting and dispositive power over the shares held by Footings Advancement Trust. Does not include 50,000 shares of common stock underlying unvested restricted stock unit awards.

(5)
Includes 16,252 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2025. Does not include 25,000 shares of common stock underlying unvested restricted stock unit awards.

(6)
Includes 100,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2025. Does not include 34,500 shares of common stock underlying unvested restricted stock unit awards.

(7)
Includes 95,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2025. Does not include 34,500 shares of common stock underlying unvested restricted stock unit awards.

(8)
Includes 26,301 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2025. Does not include 27,700 shares of common stock underlying unvested restricted stock unit awards.

(9)
Includes 9,833 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2025. Does not include 53,000 shares of common stock underlying unvested restricted stock unit awards.

(10)
Does not include 2,304 shares of common stock underlying an unvested restricted stock unit award.

(11)
Consists of (i) 10,139 shares of common stock held by Mr. Clarke, (ii) 1,899 shares of common stock held by Ellen C. Whittet Irrevocable Trust, (iii) 1,899 shares of common stock held by Thomas J. Clarke Irrevocable Trust, (iv) 1,899 shares of common stock held by Leanne C. Allan Irrevocable Trust, (v) 1,899 shares of common stock held by Robin K. Clarke Irrevocable Trust, (vi) 1,899 shares of common stock held by John A. Clarke Irrevocable Trust and (vii) 7,520 shares of common stock held by Donald E. Clarke Irrevocable Trust. Does not include 2,304 shares of common stock underlying an unvested restricted stock unit award.

(12)
Consists of (i) 19,561 shares of common stock held by Mr. Nevin, (ii) 36,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2025 and (iii) 2,500 shares of common stock held by G3 Investment Holdings, LLC. Mr. Nevin is the co-owner of G3 Investment Holdings, LLC and shares voting and dispositive control over these shares with Richard Ginsburg. Does not include 2,304 shares of common stock underlying an unvested restricted stock unit award.

(13)
Consists of (i) 2,902,700 shares of common stock held by all executive officers and directors as a group and (ii) 460,386 shares of common stock issuable upon the exercise of options exercisable by the executive officers and directors as a group within 60 days of March 31, 2025 pursuant to the exercise of stock options or underlying restricted stock unit awards scheduled to vest within 60 days of March 31, 2025. Does not include 240,828 shares of common stock underlying unvested restricted stock unit awards.

EXECUTIVE OFFICERS
The following table sets forth information with respect to our executive officers as of the date of this Proxy Statement.
Name	Position(s)
Stephen Trundle	Chief Executive Officer
Kevin Bradley	Chief Financial Officer
Jeffrey Bedell	President, Ventures Business and Corporate Strategy
Daniel Kerzner	President, Platforms Business
Daniel Ramos	Chief Legal and Compliance Officer and Senior Vice President, Corporate Operations
Stephen Trundle. Biographical information for Mr. Trundle is presented above under the caption “Director Nominees.”
Kevin Bradley, age 40, has served as our Chief Financial Officer since March 2025. Mr. Bradley joined us in May 2009 and previously served in various accounting and finance roles, including Director of Financial Planning from December 2013 through May 2017 and then Vice President of Financial Planning and Analysis from May 2017 through March 2025. Mr. Bradley holds a B.B.A. from the University of Notre Dame and an M.S. in Finance from American University.
Jeffrey Bedell, age 56, has served as our President, Ventures Business and Corporate Strategy since January 2023. He previously served as our Chief Strategy and Innovation Officer from April 2013 to January 2023. Mr. Bedell served as Chief Technology Officer at MicroStrategy Incorporated from 2001 to October 2012 as well as Executive Vice President of Technology from 2007 to March 2013. Mr. Bedell holds a B.A. in Religion from Dartmouth College.
Daniel Kerzner, age 49, has served as our President, Platforms Business since January 2023. He previously served as Chief Product Officer from December 2013 to January 2023. Prior to joining us, from April 2013 to December 2013, Mr. Kerzner served as the Chief Executive Officer of Emotive Communications Inc., a software company. From March 2010 to April 2013, he served as Senior Vice President and General Manager of Mobile at MicroStrategy Incorporated. From July 2009 to February 2010, Mr. Kerzner was the Regional Director for PJM Interconnection at EnerNOC, Inc. Prior to this position, he was Vice President of Platform and Emerging Technologies at MicroStrategy. Mr. Kerzner holds a B.A. in Computer Engineering from Dartmouth College and an M.B.A. from The Wharton School.
Daniel Ramos, age 56, has served as our Chief Legal and Compliance Officer and Senior Vice President, Corporate Operations since January 2023. He previously served as our Senior Vice President of Corporate Development from June 2007 to January 2023. Prior to joining us, Mr. Ramos served as Principal Deputy General Counsel for the U.S. Air Force, Department of Defense. Prior to his service with the Air Force, Mr. Ramos was the Vice President of Legal and Business Planning at The Away Network, a business unit of Orbitz Worldwide, Inc. Before joining The Away Network, he was a senior transactional attorney with the law firm of Shaw Pittman LLP (now Pillsbury Winthrop Shaw Pittman LLP). Mr. Ramos holds an A.B. in Government from Harvard University and a J.D. from Stanford Law School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation policies and analyzes how and why our Compensation Committee arrived at specific compensation decisions for fiscal 2024 for the individuals who served as our principal executive officer, our principal financial officer and our three other most highly compensated executive officers as of December 31, 2024, referred to as our “named executive officers.”
Our named executive officers for fiscal 2024 were:
Name	Position(s)
Stephen Trundle	Chief Executive Officer (principal executive officer)
Steve Valenzuela	Chief Financial Officer (principal financial officer)
Jeffrey Bedell	President, Ventures Business and Corporate Strategy
Daniel Kerzner	President, Platforms Business
Daniel Ramos	Chief Legal and Compliance Officer and Senior Vice President, Corporate Operations
Executive Summary
Company Overview
Alarm.com is the leading platform for the intelligently connected property. Our cloud-based platform offers an expansive suite of Internet of Things, or IoT, solutions addressing global opportunities in the residential, multi-family, small business and enterprise commercial markets. Alarm.com’s solution suite includes security, video and video analytics, energy management, access control, electric utility grid management, indoor gunshot detection, water management, health and wellness, personal safety and data-rich emergency response. During 2024, our platforms processed more than 345 billion data points generated by over 160 million connected devices. We believe this scale of subscribers, connected devices and data operations makes us the leader in the connected property market.
Summary of Fiscal 2024 Performance and Connection to Executive Compensation
For our fiscal year ended December 31, 2024, we achieved strong growth and significantly improved business results that provide context for stockholders reviewing our executive compensation disclosures, with highlights that included:
•
SaaS and license revenue increased 10.9% to $631.2 million, compared to $569.2 million in 2023.

•
Total revenue increased 6.6% to $939.8 million, compared to $881.7 million in 2023.

•
Net income attributable to common stockholders increased 51.3% to $124.1 million, compared to $81.0 million in 2023.

•
Adjusted EBITDA (as defined below), a non-GAAP measurement of operating performance, increased to $176.2 million in 2024 from $154.0 million in 2023.

SaaS and license revenue and adjusted EBITDA are each elements of our cash incentive compensation plan for fiscal year 2024. Adjusted EBITDA is a non-GAAP financial measure that is prepared as a complement to our financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”). We define adjusted EBITDA as our net income before interest expense, interest income, certain activity within other (expense)/income, net, provision for income taxes, amortization and depreciation expense, stock-based compensation expense, acquisition-related expense and legal costs and settlement fees incurred and received in connection with non-ordinary course litigation and other disputes, particularly costs involved in ongoing intellectual property litigation. Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 20, 2025, for a more detailed discussion of our fiscal 2024 financial results and, beginning on page 58 in the “Management’s

Discussion and Analysis” section of that Annual Report on Form 10-K, a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures.
Fiscal 2024 Executive Compensation Highlights
The important features of our executive compensation program for fiscal 2024 include the following:
•
A substantial portion of executive pay is tied to performance.   We structure a significant portion of our named executive officers’ compensation to be variable, at risk and tied directly to our measurable performance. For 2024, 92% of our Chief Executive Officer’s target total compensation and an average of 81% of our other named executive officers’ target total compensation was linked to short- and long-term performance, consisting of target 2024 performance-based bonus opportunity and the grant date fair value of equity awards granted during 2024.

*
“Target Pay” consists of 2024 annual base salary rate, 2024 target performance-based bonus opportunity and the grant date fair value of equity awards granted during 2024, as reported in the Summary Compensation Table.

•
Our Chief Executive Officer’s 2024 target total compensation (at his request) is well below the 25th percentile of market data (using 2023 market data).

•
Our executive bonuses are dependent on meeting corporate objectives.   Our annual performance- based bonus opportunities for all of our named executive officers are dependent upon our achievement of annual corporate objectives established each year and the individual officer’s contributions towards such corporate objectives. Regardless of performance, bonus payouts are capped at 150% of target bonus.

•
We emphasize long-term equity incentives.   Equity awards are an integral part of our executive compensation program and comprise the primary “at-risk” portion of our named executive officer compensation package. We granted options and restricted stock unit awards to each of our named executive officers in 2024 to align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain in our long-term employ.

•
We structure long-term equity award vesting over a five-year period.   Our restricted stock unit and stock option awards are subject to a longer vesting period than typical practice of our peer companies and the general market within which we compete, consistent with our retention objectives and intention to tie equity compensation to stockholder value over the longer-term.

•
We provide very limited severance and change in control benefits.   None of our named executive officers are entitled to severance or change in control benefits, other than relatively modest severance benefits provided to Mr. Valenzuela, our former Chief Financial Officer, pursuant to his 2016 offer letter agreement, and limited pro rata vesting for our Chief Executive Officer’s stock option award to provide credit for services rendered, and accelerated vesting of certain of our former Chief Financial

Officer’s outstanding equity awards in connection with certain change in control events in which he is not asked to provide transition services for at least twelve months thereafter.
•
We do not provide our executive officers with any excise tax “gross-ups” on severance or change in control payments.

•
We maintain a clawback policy.   In order to recoup certain types of incentive compensation from an officer in the event that his or her misconduct relates to a restatement of our financial results, we have implemented a clawback policy.

•
We generally do not provide special fringe benefits or excessive perquisites to our executives that are not available to all employees.

•
We do not provide our executive officers with any special health or welfare benefits that are not available to all employees.   Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•
Our Compensation Committee retains an independent third-party compensation consultant.   Our independent compensation consultant advises the Compensation Committee on market practices, including identifying a peer group of companies, so that our Compensation Committee can regularly assess our executive compensation program against these peer companies, the general marketplace and other industry data points.

Stockholder Advisory Vote on Executive Compensation and Stockholder Outreach
At our 2024 Annual Meeting of Stockholders, we held our seventh annual “say on pay” advisory vote, and our stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2024 proxy statement. The proposal was supported by 90% of the total votes cast. Our Compensation Committee reviewed the final vote results for the proposal and given the level of support, concluded that our compensation program provided a competitive performance package that incentivizes our named executive officers and encourages their retention over the long-term. Accordingly, the Compensation Committee determined not to make any significant changes to our executive compensation policies or decisions as a result of the vote; however, our Compensation Committee determined to monitor and continually evaluate our compensation program going forward in light of our stockholders’ views and our transforming business needs.
We value our stockholders’ continued interest in Alarm.com. We are committed to maintaining an active dialogue to understand the priorities and concerns of our stockholders on the topics of executive compensation and corporate governance. We believe that ongoing engagement builds mutual trust and understanding with our stockholders.
During early to mid-2024, as part of our stockholder engagement, we reached out to our largest stockholders to gain a better understanding of their views regarding our corporate governance and executive compensation program, policies and practices. Specifically, we reached out to 28 of our largest stockholders representing approximately 76.7% of our issued and outstanding shares as of December 31, 2024. We engaged in substantive discussions with a number of our top holders. In the course of these discussions, we received valuable feedback on our corporate governance and executive compensation program, policies and practices. Our Compensation Committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders’ views and our transforming business needs and expects to consider the outcome of our “say on pay” votes and our stockholders’ views when making future executive compensation decisions.
Objectives, Philosophy and Elements of Executive Compensation
Our compensation program aims to achieve the following main objectives:
•
attract, retain and reward highly qualified executives;

•
provide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long term;

•
align our executives’ interests with those of our stockholders; and

•
link pay to company performance.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide our executive officers with benefits available to all our employees, including retirement benefits under our 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.
Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Fixed compensation that is periodically reviewed and adjusted if and when appropriate; determined based on a number of factors, including each executive officer’s individual performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry and the overall performance of our Company, and by reference, in part, to market data provided by our independent compensation consultant.
Performance Bonus (at-risk cash)	Motivates and rewards for attaining key annual corporate performance goals and individual contributions that relate to our key business objectives.	Target bonus amounts are periodically reviewed and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon specific corporate performance objectives consistent with our long-term strategic plan and, for executives other than our CEO, individual performance objectives that relate to the officer’s role and expected contribution toward reaching our corporate goals, generally determined by the Compensation Committee and communicated at the beginning of the year. Actual bonus amounts earned are determined after the end of the year, taking into account achievement of corporate and individual performance objectives.
Long-Term Incentive (at-risk equity)
Motivates and rewards for long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value.
Attracts highly qualified executives and encourages their continued employment over the long term.

Equity incentives are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.
Individual awards are determined based on a number of factors, including current corporate and individual performance and market data provided by our independent compensation consultant.
Equity grants have historically been provided primarily in the form of stock options. In recent years, restricted stock unit grants have been awarded in addition to stock option grants.

We focus on providing a competitive compensation package to each of our executive officers that provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, we historically have structured a significant portion of the named executive officers’ total target compensation so that it is comprised of performance- based bonus opportunities and long-term equity awards granted based on performance, in order to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.
How We Determine Executive Compensation
Role of our Compensation Committee, Management and the Board
The Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs, administration of Company equity plans and its responsibilities related to the compensation of the Company’s executive officers, directors and senior management, as appropriate. For details on the Compensation Committee’s oversight of the executive compensation program, see the section of this Proxy Statement titled “Information Regarding Committees of the Board of Directors — Compensation Committee.” Our Compensation Committee consists solely of independent members of the Board.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines, which may be subject to final Board approval, the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers, but typically approves equity awards at a regularly scheduled meeting with grant dates occurring on a pre- specified date following such approval.
Our Compensation Committee works with and receives information and analyses from management, including within our legal, finance and human resources departments, and our Chief Executive Officer, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers.
Our Chief Executive Officer evaluates and provides to the Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, performance bonuses, equity compensation and other compensation-related matters outside of the presence of any other named executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or Board meetings. Members of management, including our Chief Executive Officer, may attend portions of our Compensation Committee’s meetings; however, neither our Chief Executive Officer nor any other member of management is present during decisions regarding his compensation.
Our legal, finance, and human resources departments work with our Chief Executive Officer to design and develop recommended compensation programs for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee retained Compensia as its compensation consultant to assist in making executive compensation decisions for 2024. Compensia’s work included providing market research and analysis to assist the Compensation Committee in developing 2024 compensation levels, including for our named executive officers, and outlining trends and regulatory developments.
The Compensation Committee has analyzed (most recently in 2024), whether the work of Compensia as a compensation consultant raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.
Use of Competitive Market Compensation Data
The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, for purposes of setting 2024 executive compensation, the Compensation Committee relied on the list of peer group companies last updated by Compensia and approved by the Compensation Committee in November 2023. In November 2023, Compensia, with input from the Compensation Committee, had selected U.S. companies in the software and services industry, with a focus on companies with cloud-based platforms selling to both consumers and businesses, with revenue of generally 0.4x – 2.5x our revenue and market capitalization of generally 0.25x – 4.0x our market capitalization and gave additional consideration to selecting companies based on high revenue growth, profitability, revenue and market capitalization measured per employee and companies that had completed an initial public offering in the past five years.
At the time of approving the peer group for purposes of setting 2024 executive compensation, our revenue approximated the 47th percentile and our market cap approximated the 40th percentile.
The peer group approved and used by the Compensation Committee in making executive pay decisions for 2024 was as follows:
ACI Worldwide Inc.	Manhattan Associates, Inc.
Altair Engineering Inc.	New Relic, Inc.
Alteryx, Inc.*	Paycom Software, Inc.
Appian, Inc.	Paylocity Holding Corporation
Arlo Technologies, Inc.	Q2 Holdings, Inc.
Box, Inc.	Qualys, Inc
DoubleVerify Holdings, Inc.	Rapid7, Inc.
Dynatrace, Inc.	Shutterstock, Inc.
Evestnet, Inc.	Sonos, Inc.
Interdigital, Inc.	SPS Commerce, Inc.

*
New for 2024

The Compensation Committee used 2023 data compiled from the public filings of these peer companies, which we refer to as market data, to inform the Compensation Committee’s determinations regarding executive compensation for 2024. The Compensation Committee did not target pay to fall at any particular percentile of the market data, but rather reviewed this market data as a helpful reference point in making 2024 compensation decisions. Market data is only one of the factors that the Compensation

Committee considers in making compensation decisions. The Compensation Committee considers other factors as described below under “Factors Used in Determining Executive Compensation.”
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and judgment of Compensation Committee members. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the following factors:
•
Company performance and existing business needs;

•
Each named executive officer’s individual performance, scope of job function and the criticality of the skill set of the named executive officer to the Company’s future performance;

•
The need to attract new talent to our executive team and retain existing talent in a highly competitive industry where we compete for top talent;

•
A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”;

•
Our Chief Executive Officer’s recommendations, based on his direct knowledge of the performance by each named executive officer and his extensive industry experience; and

•
Recommendations from consultants on compensation policy determinations for our executive officers.

2024 Executive Compensation Program
Base Salary
In April 2024, the Compensation Committee reviewed the base salaries of our named executive officers and approved increases to base salaries in amounts ranging from 4.4% to 4.5% for each of the named executive officers other than Mr. Trundle whose base salary was increased by 40.5%. The base salary increases were effective September 1, 2024, and were not retroactively effective to January 1, 2024 (i.e., the named executive officers received the increased rate of base salary only from September 1, 2024 through December 31, 2024). The Compensation Committee determined increases were appropriate given that our named executive officer’s base salaries fell well below the median of the market data, in particular for Mr. Trundle whose base salary was increased for the first time since he joined us in 2003. However, the Compensation Committee kept base salary increases minimal with individual amounts varying due to performance, time in role, market data comparisons and internal parity considerations. The 2024 base salaries of our named executive officers are reflected below.
Executive	2024 Base Salary ($)(1)	Percentage Increase from 2023 Base Salary(2)
Stephen Trundle	295,000	40.5%
Steve Valenzuela	407,500	4.5%
Jeffrey Bedell	423,500	4.4%
Daniel Kerzner	423,500	4.4%
Daniel Ramos	381,000	4.4%

(1)
The 2024 base salaries listed in this column took effect on September 1, 2024.

(2)
The percentage increases reflected in this column assume that the 2024 base salaries listed in the table above became effective as of January 1, 2024. Note, however, that because the listed 2024 base salaries actually took effect on September 1, 2024 (and were not retroactively effective to January 1,

2024), the percentage increases in 2024 base salaries actually paid during 2024 over 2023 base salaries were lower than the percentage increases reflected in this column (since the increased 2024 base salaries were only paid from September 1, 2024 to December 31, 2024).
Annual Performance Bonus
In April 2024, the Compensation Committee approved the following 2024 annual cash bonus targets listed below for each named executive officer. The 2024 target bonus for each named executive officer was effective September 1, 2024. Company policy specifies that fiscal year bonuses be calculated on a prorated basis to account for target bonus increases that occur during the fiscal year, by factoring in the previous target bonus for the portion of the fiscal year prior to the effective date of the increase, and the increased target bonus for the portion of the fiscal year after the effective date of the increase. The target bonus amounts are primarily based on applicable market data comparisons and input from our Chief Executive Officer.
Executive	2024 Target Bonus ($)(1)	Percentage Increase from 2023 Target Bonus(2)
Stephen Trundle	250,000	—
Steve Valenzuela	246,500	4.4%
Jeffrey Bedell	313,500	4.5%
Daniel Kerzner	313,500	4.5%
Daniel Ramos	245,500	4.5%

(1)
The 2024 target bonuses listed in this column took effect on September 1, 2024.

(2)
The percentage increases reflected in this column assume that the 2024 target bonuses listed in the table above became effective as of January 1, 2024. Note, however, that because the listed 2024 target bonuses actually took effect on September 1, 2024 (and were not retroactively effective to January 1, 2024), the actual percentages by which 2024 target bonuses increased over 2023 target bonuses were lower than the percentages reflected in this column (since the increased 2024 target bonuses were applicable to only the portion of 2024 from September 1, 2024 to December 31, 2024). For example, Daniel Kerzner’s 2023 target bonus was $300,000, and therefore the actual percentage by which his 2024 target bonus increased would be determined by factoring in his 2023 target bonus (i.e., $300,000) for the portion of 2024 during which his 2023 target bonus applied (i.e., from January 1, 2024 until August 31, 2024), and his increased 2024 target bonus (i.e., $313,500) for the portion of 2024 during which the increased 2024 target bonus applied (i.e., from September 1, 2024 until December 31, 2024), or (($300,000*(8/12)) + ($313,500*(4/12)), i.e., $304,500, such that his 2024 target bonus actually represented an increase of 1.5% from his 2023 target bonus.

In January 2024, the Compensation Committee approved the adoption of the executive bonus plan for our executive officers, including the named executive officers, for 2024 (the “Executive Bonus Plan”). The Executive Bonus Plan was designed to award cash incentive payments for performance in 2024 to participants based on our achievement of certain performance goals set by the Compensation Committee and included a three-tiered program based on achievement of two tiers relating to pre-established performance goals and a third tier under which the Compensation Committee, with input from our Chief Executive Officer (except with respect to his own performance), could adjust each named executive officer’s actual payout based on the individual performance of each officer. The Compensation Committee could also apply negative discretion in Tier 3, such that lower or no payout may be determined even if the relevant Tier 1 and Tier 2 goals were achieved. In no event could an executive officer receive more than 150% of his target bonus. The first two tiers, the payout formula and actual achievement are listed in the table below.

2024 Performance Goals	Bonus Funding Formula	Achievement
Tier 1: 2024 SaaS and license revenue
For each 1% achievement below target goal, target bonus payout is reduced by 2%, rounded to nearest 0.1%
For each 1% achievement above target, target bonus payout is increased by 2%, rounded to nearest 0.1%
We exceeded the SaaS and license revenue target by 0.2%, resulting in no target payout increase
Tier 2: 2024 Adjusted EBITDA
For each 1% achievement below target goal, target payout resulting from Tier 1 calculation is reduced by 1%, rounded to nearest 0.1%
For each 1% achievement above target, target payout resulting from Tier 1 calculation is increased by 0.5%, rounded to nearest 0.1%
We exceeded the Adjusted EBITDA target by 8.4%, resulting in a target payout increase of 4.2%
Total (including Tier 3)		Target payout decrease of between 9.5% and 12.5% (i.e., approximately 91.2% to 94.3% target payout potential)
The Compensation Committee chose SaaS and license revenue and Adjusted EBITDA as the performance goals for the Executive Bonus Plan because they directly tie to our corporate goals and the Compensation Committee believed successful performance on these metrics would encourage focus on the strength of our SaaS business, strategic growth, and sustainable long-term stockholder value.
Our corporate performance goal targets are internal measures that we do not disclose for several reasons, including our belief that disclosure would result in competitive harm. If the targets were disclosed, we believe the information would provide our competitors with insights into our operations and sales compensations programs that would be harmful to us. The Compensation Committee set the targets for these performance measures at levels that would require extraordinary efforts, excellent leadership, effective leveraging of our competencies and a focus on driving results. For each financial measure, the Compensation Committee selected a target that exceeded our prior year performance.
After calculating Tier 1 and Tier 2 bonus availability based on our overall performance against the designated performance goals, the Compensation Committee assessed each named executive officer’s individual performance under Tier 3, with the input of our Chief Executive Officer (other than for himself) and approved the following final bonus payouts.
Performance Achievement
Executive	Performance Achievement for 2024 as a Percentage of Target Bonus (%)(1)	2024 Bonus Amount Paid ($)
Stephen Trundle	91.2%	227,937
Steve Valenzuela	91.2%	218,364
Jeffrey Bedell	91.2%	277,627
Daniel Kerzner	94.3%	287,146
Daniel Ramos	91.2%	217,452

(1)
The percentages in this column were calculated using each named executive officer’s prorated 2024 target bonus (as described above in “Annual Performance Bonus”).

The annual cash incentive awards earned by our named executive officers for fiscal year 2024 performance are also set forth in the Summary Compensation Table below.
Equity Awards
The Compensation Committee determined that the 2024 equity grants for our named executive officers should consist of stock options and restricted stock unit awards. The Compensation Committee believes that stock options, which have historically been an important part of our equity compensation program, continue to be a key tool in serving to align the interests of our executive officers and our stockholders; stock options are inherently performance based, and automatically link executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options is dependent upon, and directly proportionate to, appreciation in stock price. Executives will only receive value from the stock option awards if the price of our common stock increases above the price at time of grant and remains above as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price. We have added restricted stock unit awards to our equity award mix in the last several years to align with peer company practices, and because we believe that it improves the balance and risk profile of our compensation program to include a form of award that does not rely solely on stock price appreciation in order to provide value.
In connection with making its decision regarding our executive equity compensation program for 2024, the Compensation Committee reviewed market trends and data, prepared by Compensia, regarding equity award grant practices. For 2024, the Compensation Committee determined that equity awards vesting over time continued to be the most appropriate incentive structure for our executive officers to reward performance over time and achieve our retention objectives. Our time-based vesting schedules, which at five years are longer than most of those of our peer companies, deliver retention incentives over the long-term and, unlike awards that vest based on pre-determined financial or market goals, do not create incentives for inappropriate short-term risk-taking at the expense of realizing long-term value or the potential incentive for unethical conduct. In addition, we deliver a meaningful portion of compensation in the form of annual incentive compensation that is directly tied to, and incentivizes our executives to work towards, achievement of our key corporate goals.
The Compensation Committee approved annual equity awards to our named executive officers for 2024 consisting of stock options and restricted stock units, to be granted May 22, 2024, to each of our named executive officers, as reflected in the table below. The Compensation Committee determined that each of the annual equity awards to the named executive officers should consist of a combination of stock options and restricted stock units for the reasons stated above, with the target value allocated (i) 31% to options and 69% to restricted stock units for Messrs. Valenzuela, Bedell, Kerzner and Ramos, and (ii) 35% to options and 65% to restricted stock units for Mr. Trundle, our Chief Executive Officer.
Executive	Stock Option Award (# of shares)	Restricted Stock Unit Award (# of shares)
Stephen Trundle	30,000	25,000
Steve Valenzuela	12,500	12,500
Jeffrey Bedell	17,500	17,500
Daniel Kerzner	17,500	17,500
Daniel Ramos	14,000	14,000
The Compensation Committee determined the size of each of the named executive officer’s 2024 annual equity award in its discretion, in the context of each named executive officer’s total compensation, taking into account the market data provided by Compensia in addition to the individual officer’s responsibilities and performance and the recommendations of the Chief Executive Officer (except as to his own performance) with respect to appropriate grants and any particular individual circumstances. The Compensation Committee determined that Mr. Trundle’s annual equity award was appropriate and reasonable in light of Mr. Trundle’s request that his compensation remain at the low end of the market data. Each of the stock option awards made in 2024 to each of the named executive officers each vest in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2024, subject to the officer’s continued service with us through each such vesting date. Each of the named executive officers’ restricted stock unit awards, including Mr. Trundle’s, vests 20% on each anniversary of the grant date for a period of five years, subject to the officer’s continued service with us through each vesting date.
In addition, as described further below, our named executive officers are eligible to participate in our 2015 Employee Stock Purchase Plan (“ESPP”) if they meet the requirements for participation in the ESPP.
Other Features of Our Executive Compensation Program
Employment Offer Letters
The initial terms and conditions of employment for each of our named executive officers are set forth in employee offer letters. Each of our named executive officers is an at-will employee.
Severance and Change in Control Benefits
Our named executive officers, other than Mr. Valenzuela, are not entitled to any severance benefits upon a termination of employment.
Pursuant to Mr. Valenzuela’s offer letter, if his employment is terminated by us without cause, then he will be entitled to receive continuing payments of his then-current salary for a period of four months, as well as payment of the health insurance premiums for continued coverage under COBRA for a period of six months. In addition, in the event of a change in control (as defined in our 2015 Equity Incentive Plan), the unvested shares subject to the equity awards granted to Mr. Valenzuela prior to 2020 and pursuant to the terms of his offer letter would generally fully vest upon the first anniversary of the change in control, or if earlier, upon certain qualifying terminations of employment or adverse changes to employment terms. Such acceleration provisions do not apply to equity awards granted to Mr. Valenzuela in and after 2020.
Other Programs Open to all Employees, Including 401(k) Plan, ESPP, Welfare and Health Benefits
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). In 2024, we matched 100% of employee contributions, up to 10% of earnings with an annual maximum company matching contribution of $5,000 in matching contributions per calendar year for each employee and such employee contributions are immediately and fully vested. Company matching contributions vest over four years ratably. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
We also offer our employees, including our executive officers, the opportunity to purchase shares of our common stock at a discount under our ESPP. Pursuant to the ESPP, all eligible employees, including the eligible named executive officers, may allocate up to the lesser of $15,000 or 10% of the participant’s base compensation for that year to purchase our stock at a 10% discount to the market price, subject to specified limits.
In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, and welfare and health benefits such as mental health services, a lifestyle subsidy and gym discounts.
Our patent program rewards employees who are named as inventors on our pending patent applications and newly issued patents. Our named executive officers are also eligible to participate in this program on the same basis as all of our full-time employees.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under Financial Accounting Standard Board ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Deductibility of Executive Compensation
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
Other Compensation Policies and Practices
Equity Awards Grant Delegation Policy
The Compensation Committee has delegated authority to our Chief Executive Officer and Chief Financial Officer to grant equity awards to our employees (other than our executive officers), subject to the terms and conditions of an equity awards grant delegation policy. Such awards may be granted on scheduled grant dates to newly hired employees or to existing employees in connection with a promotion or in recognition of their contributions to the Company. In each instance, the policy provides for a limitation on the maximum size of any such awards. In the case of options to purchase shares of our common stock, the exercise price of such options must at least be equal to the fair market value of our common stock, which is defined as the closing price for our common stock as quoted on the Nasdaq Global Select Market on the date of grant, or, if the date of grant is a non-trading day (i.e., a weekend or holiday), then the determination date for fair market value will be the closing price for our common stock on the trading day immediately preceding the date of grant.
Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. In addition, the Compensation Committee adopted a revised compensation recovery, or “clawback,” policy, effective December 1, 2023 (the “Revised Clawback Policy”), which states that, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under securities laws, the Company will recoup any erroneously awarded incentive-based compensation from the Company’s current and former executive officers. The Revised Clawback Policy is intended to satisfy the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC’s final regulations on the subject, and Nasdaq’s listing standards on the subject. The Revised Clawback Policy supersedes the Company’s previous clawback policy which was in effect from May 2018 until the adoption of the Revised Clawback Policy. The Revised Clawback Policy is incorporated herein by reference to Exhibit 97.1 of the Company’s Annual Report on Form 10-K filed February 22, 2024.
Policy Prohibiting Hedging and Pledging of Our Equity Securities
Our insider trading policy prohibits our employees, including our executive officers and directors, from engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock. In addition, our directors and executive officers and any person required to comply with the blackout periods or pre-clearance requirements under our insider trading policy are prohibited from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.
Analysis of Risks Presented by Our Compensation Policies and Programs
The Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors) and long-term compensation (in the form of stock options or restricted stock unit grants) prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders. In addition, our insider trading policy and prohibition against hedging and pledging of our stock protects against short-term decision making and our clawback policy and cap on annual bonuses mitigates risk-taking behavior. The Compensation Committee intends to conduct an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to the following individuals during the years ended December 31, 2024, 2023 and 2022: (i) Stephen Trundle, our Chief Executive Officer; (ii) Steve Valenzuela, our former Chief Financial Officer; and (iii) Jeffrey Bedell, our President, Ventures Business and Corporate Strategy, Daniel Kerzner, our President, Platforms Business, and Daniel Ramos, our Chief Legal and Compliance Officer and Senior Vice President, Corporate Operations, our three other most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of our fiscal year ended December 31, 2024.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Stephen Trundle	2024	238,334	1,675,500	887,244	227,937	—	3,029,015
Chief Executive Officer	2023	210,000	1,287,500	669,076	270,999	—	2,437,575
	2022	210,000	1,477,500	718,568	222,000	—	2,628,068
Steve Valenzuela	2024	395,834	837,750	369,685	218,364	5,000(5)	1,826,633
Chief Financial Officer (former)	2023	383,334	643,750	278,782	250,764	5,300(4)	1,561,930
	2022	375,001	738,750	299,403	205,000	5,000(5)	1,623,154
Jeffrey Bedell	2024	411,501	1,172,850	517,559	277,627	5,000(5)	2,384,537
President, Ventures Business and Corporate Strategy	2023	375,501	901,250	1,282,396	307,132	3,004(5)	2,869,283
	2022	353,667	1,034,250	419,165	245,000	2,833(5)	2,054,915
Daniel Kerzner President, Platforms Business	2024	411,501	1,172,850	517,559	287,146	5,300(4)	2,394,356
	2023	372,168	901,250	1,282,396	307,132	9,800(6)	2,872,746
	2022	348,668	1,034,250	419,165	245,000	9,500(7)	2,056,583
Daniel Ramos	2024	370,336	938,280	414,047	217,452	5,000(5)	1,945,115
Chief Legal and Compliance Officer and Senior Vice President, Corporate Operations	2023	355,001	721,000	312,236	249,319	5,000(5)	1,642,556
	2022	345,000	827,400	335,332	202,500	5,000(5)	1,715,232

(1)
Amounts for fiscal year 2024 represent salary amounts actually paid to the named executive officers during 2024. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Base Salary” for further information regarding the amounts for fiscal year 2024 in this column.

(2)
The amounts in this column reflect the aggregate grant date fair value of the shares underlying restricted stock unit award or option awards (as applicable) granted in the applicable year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures and assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing these equity awards are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 20, 2025 and do not necessarily correspond to the actual economic value recognized or that may be recognized by the named executive officers.

(3)
Amounts for fiscal year 2024 represent amounts earned by the named executive officers during 2024 pursuant to our Executive Bonus Plan but paid in 2025. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Annual Performance Bonus” for further information regarding the amounts in this column.

(4)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $5,000 and (ii) a wellness subsidy in the amount of $300.

(5)
Represents a match of contributions to our 401(k) savings plan.

(6)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $5,000, (ii) a patent program award in the amount of $4,500 and (iii) a wellness subsidy of $300.

(7)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $5,000 and (ii) a patent program award in the amount of $4,500.

Grants of Plan-Based Awards
The following table shows certain information regarding grants of plan-based awards during the fiscal year ended December 31, 2024 to our named executive officers.

Grants of Plan-Based Awards in Fiscal 2024
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Name	Grant Type	Grant Date	Approval Date	Threshold ($)	Target ($)(2)	Maximum ($)(3)
Stephen Trundle	Annual Stock Option Grant	5/22/2024	4/25/2024	—	—	—	—	30,000(5)	67.02	887,244
	Annual RSU Grant	5/22/2024	4/25/2024	—	—	—	25,000	—	—	1,675,500
	Annual Performance-Based Cash Bonus	—	—	—	250,000	375,000	—	—	—	—
Steve Valenzuela	Annual Stock Option Grant	5/22/2024	4/25/2024	—	—	—	—	12,500(5)	67.02	369,685
	Annual RSU Grant	5/22/2024	4/25/2024	—	—	—	12,500	—	—	837,750
	Annual Performance-Based Cash Bonus	—	—	—	239,500	359,250	—	—	—	—
Jeffrey Bedell	Annual Stock Option Grant	5/22/2024	4/25/2024	—	—	—	—	17,500(5)	67.02	517,559
	Annual RSU Grant	5/22/2024	4/25/2024	—	—	—	17,500	—	—	1,172,850
	Annual Performance-Based Cash Bonus	—	—	—	304,500	456,750	—	—	—	—
Daniel Kerzner	Annual Stock Option Grant	5/22/2024	4/25/2024	—	—	—	—	17,500(5)	67.02	517,559
	Annual RSU Grant	5/22/2024	4/25/2024	—	—	—	17,500	—	—	1,172,850
	Annual Performance-Based Cash Bonus	—	—	—	304,500	456,750	—	—	—	—
Daniel Ramos	Annual Stock Option Grant	5/22/2024	4/25/2024	—	—	—	—	14,000(5)	67.02	414,047
	Annual RSU Grant	5/22/2024	4/25/2024	—	—	—	14,000	—	—	938,280
	Annual Performance-Based Cash Bonus	—	—	—	238,500	357,750	—	—	—	—

(1)
The amounts set forth in these columns represent the target and maximum annual bonus amounts for each named executive officer for fiscal 2024 under our Executive Bonus Plan, and do not represent either additional or actual compensation earned by the named executive officers for the year ended December 31, 2024. The dollar value of the actual payments for these awards are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. For more information about our Executive Bonus Plan, see “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Annual Performance Bonus.”

(2)
The dollar amounts in this column represent each named executive officer’s prorated 2024 target annual bonus, in accordance with Company policy. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Annual Performance Bonus” for more information.

(3)
The dollar amounts in this column were calculated using each named executive officer’s prorated 2023 target annual bonus, in accordance with Company policy. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Annual Performance Bonus” for more information.

(4)
The restricted stock unit awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to the restricted stock unit awards vest in five equal annual installments beginning on May 22, 2025, subject to the officer’s continued service with us through each such vesting date. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Equity Awards.”

(5)
These stock option awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to these stock options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2024, subject to the officer’s continued employment through each such vesting date. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Equity Awards” for more information.

(6)
These stock option awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to these stock options vest and become exercisable in full on May 22, 2028, subject to the officer’s continuous service with us through such vesting date and subject to pro-rata acceleration upon a change in control prior to such date. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Equity Awards” for more information.

(7)
The option awards were granted pursuant to our 2015 Equity Incentive Plan with an exercise price equal to 100% of the fair market value of our common stock, which was $67.02 per share, based on the closing market price of our common stock on the date of grant.

(8)
The dollar amounts in this column represent the aggregate grant date fair value of each option award and restricted stock unit award, as applicable, granted to the named executive officers in 2024, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures, and assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing these awards are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 20, 2025 and do not necessarily correspond to the actual economic value recognized or that may be recognized by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about outstanding and unexercised stock options and outstanding restricted stock unit awards that have not vested for each named executive officer as of December 31, 2024.
Outstanding Equity Awards at December 31, 2024
		Option Awards(1)			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(3)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(5)
Stephen Trundle	5/22/2024	—	—	—	—	25,000(6)	1,520,000
	5/22/2024	3,500	26,500(7)	67.02	5/21/2034	—	—
	5/22/2023	—	—	—	—	20,000(8)	1,216,000
	5/22/2023	9,500	20,500(9)	51.50	5/21/2033	—	—
	5/15/2022	—	—	—	—	15,000(10)	912,000
	5/15/2022	15,500	14,500(11)	59.10	5/14/2032	—	—
	5/15/2021	—	—	—	—	10,000(12)	608,000
	5/15/2021	—	30,000(13)	82.51	5/14/2031	—	—
	4/1/2020	—	—	—	—	5,000(14)	304,000
	4/1/2020	—	30,000(15)	37.94	3/31/2030	—	—
	4/1/2019	30,000	—	65.03	3/31/2029	—	—
	4/1/2018	30,000	—	37.74	3/31/2028	—	—
	5/15/2017	50,000	—	32.17	5/14/2027	—	—
Steve Valenzuela	5/22/2024	—	—	—	—	12,500(6)	760,000
	5/22/2024	1,458	11,042(7)	67.02	5/21/2034	—	—
	5/22/2023	—	—	—	—	10,000(8)	608,000
	5/22/2023	1,875	8,542(9)	51.50	5/21/2033	—	—
	5/15/2022	—	—	—	—	7,500(10)	456,000
	5/15/2022	1,875	6,042(16)	59.10	5/14/2032	—	—
	5/15/2021	—	—	—	—	5,000(12)	304,000
	5/15/2021	8,958	3,542(17)	82.51	5/14/2031	—	—
	4/1/2020	—	—	—	—	2,500(14)	152,000
	4/1/2020	1,875	834(18)	37.94	3/31/2030	—	—
	4/1/2019	209	—	65.03	3/31/2029	—	—
Jeffrey Bedell	5/22/2024	—	—	—	—	17,500(6)	1,064,000
	5/22/2024	2,041	15,459(7)	67.02	5/21/2034	—	—
	5/22/2023	—	—	—	—	14,000(8)	851,200
	5/22/2023	—	40,000(19)	51.50	5/21/2033	—	—
	5/22/2023	5,541	11,959(9)	51.50	5/21/2033
	5/15/2022	—	—	—	—	10,500(10)	638,400
	5/15/2022	9,041	8,459(16)	59.10	5/14/2032	—	—
	5/15/2021	—	—	—	—	6,000(12)	364,800
	5/15/2021	10,750	4,250(17)	82.51	5/14/2031	—	—
	4/1/2020	—	—	—	—	2,500(14)	152,000
	4/1/2020	11,666	834(18)	37.94	3/31/2030	—	—
	4/1/2019	10,000	—	65.03	3/31/2029	—	—
	4/1/2018	10,000	—	37.74	3/31/2028	—	—
	5/15/2017	10,000	—	32.17	5/14/2027	—	—
	2/15/2016	25,000	—	15.02	2/14/2026	—	—

		Option Awards(1)			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(3)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(5)
Daniel Kerzner	5/22/2024	—	—	—	—	17,500(6)	1,064,000
	5/22/2024	2,041	15,459(7)	67.02	5/21/2034	—	—
	5/22/2023	—	—	—	—	14,000(8)	851,200
	5/22/2023	—	40,000(19)	51.50	5/21/2033	—	—
	5/22/2023	5,541	11,959(9)	51.50	5/21/2033	—	—
	5/15/2022	—	—	—	—	10,500(10)	638,400
	5/15/2022	9,041	8,459(16)	59.10	5/14/2032	—	—
	5/15/2021	—	—	—	—	6,000(12)	364,800
	5/15/2021	10,750	4,250(17)	82.51	5/14/2031	—	—
	4/1/2020	—	—	—	—	3,000(14)	182,400
	4/1/2020	14,000	1,000(20)	37.94	3/31/2030	—	—
	4/1/2019	15,000	—	65.03	3/31/2029	—	—
	4/1/2018	12,500	—	37.74	3/31/2028	—	—
	5/15/2017	10,000	—	32.17	5/14/2027	—	—
	2/15/2016	10,000	—	15.02	2/14/2026	—	—
Daniel Ramos	5/22/2024	—	—	—	—	14,000(6)	851,200
	5/22/2024	1,633	12,367(7)	67.02	5/21/2034	—	—
	5/22/2023	—	—	—	—	11,200(8)	680,960
	5/22/2023	2,333	9,567(9)	51.50	5/21/2033	—	—
	5/15/2022	—	—	—	—	8,400(10)	510,720
	5/15/2022	2,333	6,767(16)	59.10	5/14/2032	—	—
	5/15/2021	—	—	—	—	5,000(12)	304,000
	5/15/2021	8,958	3,542(17)	82.51	5/14/2031	—	—
	4/1/2020	—	—	—	—	2,500(14)	152,000
	4/1/2020	833	834(20)	37.94	3/31/2030	—	—
	4/1/2019	4,834	—	65.03	3/31/2029	—	—

(1)
Except as otherwise specified herein, option awards vest over a five-year period, subject to continued service with us through each vesting date. All of the option awards listed in the table above were granted under our 2015 Equity Incentive Plan.

(2)
With respect to options granted to our named executive officers that are immediately exercisable subject to our right to repurchase that lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and vested as of December 31, 2024.

(3)
With respect to options granted to our named executive officers that are immediately exercisable subject to our right to repurchase that lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and unvested as of December 31, 2024.

(4)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. The fair market value of one share of common stock is determined to be the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant, or, if the date of grant is a non- trading day (i.e., a weekend or holiday), then the determination date for fair market value will be the closing price for our common stock on the trading day immediately preceding the date of grant.

(5)
The value of the restricted stock units shown in the table was calculated using the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2024, which was $60.80.

(6)
These restricted stock unit awards shall vest in five equal annual installments beginning on May 22, 2025, subject to the officer’s continued service with us through each such vesting date.

(7)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2024, subject to the officer’s continued service with us through each such vesting date.

(8)
These restricted stock unit awards shall vest in five equal annual installments beginning on May 22, 2024, subject to the officer’s continued service with us through each such vesting date.

(9)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2023, subject to the officer’s continued service with us through each such vesting date.

(10)
These restricted stock unit awards shall vest in five equal annual installments beginning on May 15, 2023, subject to the officer’s continued service with us through each such vesting date.

(11)
These options vest and become exercisable in full on May 15, 2026, subject to the officer’s continuous service with us through such vesting date and subject to pro-rata acceleration upon a change in control prior to such date. If there is a change in control prior to the five-year vesting date, Mr. Trundle is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Trundle’s equity awards vested monthly over the five-year vesting schedule as of the date of the change in control event.

(12)
These restricted stock unit awards shall vest in five equal annual installments beginning on May 15, 2022, subject to the officer’s continued service with us through each such vesting date.

(13)
These options vest and become exercisable in full on April 1, 2025, subject to the officer’s continuous service with us through such vesting date and subject to pro-rata acceleration upon a change in control prior to such date. If there is a change in control prior to the five-year vesting date, Mr. Trundle is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Trundle’s equity awards vested monthly over the five-year vesting schedule as of the date of the change in control event.

(14)
These restricted stock unit awards shall vest in five equal annual installments beginning on April 1, 2021, subject to the officer’s continued service with us through each such vesting date.

(15)
These options vest and become exercisable in full on April 1, 2024, subject to the officer’s continuous service with us through such vesting date and subject to pro-rata acceleration upon a change in control prior to such date. If there is a change in control prior to the five-year vesting date, Mr. Trundle is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Trundle’s equity awards vested monthly over the five-year vesting schedule as of the date of the change in control event.

(16)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2022, subject to the officer’s continuous service with us through each such vesting date.

(17)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2021, subject to the officer’s continuous service with us through each such vesting date.

(18)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on May 1, 2019, subject to Mr. Valenzuela’s continuous service with us through each such vesting date. See “Compensation Discussion and Analysis — Other Features of Our Executive Compensation Program — Severance and Change in Control Benefits” for a description of vesting acceleration applicable to equity awards held by Mr. Valenzuela.

(19)
These options vest and become exercisable in full on May 22, 2028, subject to the officer’s continuous service with us through such vesting date and subject to pro-rata acceleration upon a change in control prior to such date. If there is a change in control prior to the five-year vesting date, the officer is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had the officer’s stock option award vested monthly over the five-year vesting schedule as of the date of the change in control event.
(20)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on May 1, 2020, subject to the officer’s continuous service with us through each such vesting date.

Option Exercises and Stock Vested
The following table shows the number of shares of our common stock acquired upon the exercise of stock options and the aggregate value realized upon the exercise of stock options, as well as the number of shares of our common stock acquired upon the vesting of restricted stock unit awards and the aggregate value realized upon the vesting of restricted stock unit awards, for the named executive officers during the fiscal year ended December 31, 2024.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen Trundle	47,500	2,207,926	25,000	1,747,200
Steve Valenzuela	17,498	367,954	12,500	873,600
Jeffrey Bedell	—	—	14,500	1,010,115
Daniel Kerzner	35,000	1,877,875	16,000	1,116,855
Daniel Ramos	9,500	198,708	12,600	879,141

(1)
The value realized on exercise of the stock options is based on the difference between the closing price of the shares of our common stock on the date of exercise and the applicable exercise price of those options.

(2)
The value realized on vesting of the restricted stock unit awards is based on the number of shares of common stock underlying the restricted stock unit award that vested multiplied by the closing market price of the shares of our common stock on the vesting date.

Employment Arrangements
Employment Offer Letters
We have offer letters with each of our executive officers. The offer letters provide for at-will employment and set forth the executive officer’s initial base salary, eligibility for employee benefits and other initial terms and conditions of employment. Please see “Outstanding Equity Awards at Fiscal Year-End” above for a presentation of equity awards held by our named executive officers.
Severance and Change in Control Benefits
Mr. Ramos is not entitled to any benefits upon a termination of employment or change in control, except under the general terms of our equity benefit plans for all employees, which are described below under the section entitled “Equity Benefit Plans.” Mr. Valenzuela is entitled to certain limited benefits if his employment is terminated by us without cause. Mr. Trundle, Mr. Valenzuela, Mr. Bedell and Mr. Kerzner are eligible for certain limited benefits in connection with a change in control (as defined in our 2015 Equity Incentive Plan), in each case as further described below under “Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control
Potential Payments upon Termination without Cause
The following table provides an estimate of the value of the compensation and benefits that would be due to Mr. Valenzuela assuming a termination without cause, effective as of December 31, 2024, other than in connection with a change of control, under our agreement with Mr. Valenzuela described above. The actual amounts that would be paid can only be determined at the time of such event.
Name	Cash Payment ($)	Benefit Continuation ($)	Total ($)
Steve Valenzuela	135,833(1)	12,245(1)	148,078

(1)
Reflects a lump sum cash payment equal to four months of Mr. Valenzuela’s then-current base salary and reimbursement of company-paid health insurance coverage for six months.

Potential Payments in Connection with a Change in Control
The following table provides an estimate of the value of the compensation and benefits that would be due to Mr. Valenzuela assuming a termination without cause, effective as of December 31, 2024, in connection with a change in control, under our agreement with Mr. Valenzuela described above. The actual amounts that would be paid can only be determined at the time of such event.
Name	Cash Payment ($)	Benefit Continuation ($)	Value of Accelerated Equity Awards(1) ($)		Total ($)
			Restricted Stock Units	Options
Steve Valenzuela	135,833	12,245	—	—	148,078(2)

(1)
Reflects vesting of the unvested shares subject to the outstanding equity awards granted to Mr. Valenzuela pursuant to the terms of his offer letter. The value of the vesting acceleration of stock option and restricted stock unit awards is based on the closing price of our common stock on December 31, 2024, which was $60.80, less, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration. Stock options that have exercise prices at or above $60.80 per share are reflected as having $0 value for purposes of this table.

(2)
Reflects a lump sum cash payment equal to four months of Mr. Valenzuela’s then-current base salary and reimbursement of company-paid health insurance coverage for six months, as well as the value of the vesting of the vesting acceleration of the restricted stock unit awards, as described in footnote 1.

Mr. Trundle holds stock options granted in 2020 and 2021 that vest upon the five-year anniversary of the respective grant date, rather than monthly over such term. If there is a change in control prior to the five-year vesting date, Mr. Trundle is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Trundle’s equity awards vested monthly over the five-year vesting schedule. The following table provides an estimate of the value of the compensation and benefits that would be due to Mr. Trundle assuming a change of control occurred as of December 31, 2024. The actual amounts that would be paid can only be determined at the time of such event.

Name	Cash Payment ($)	Benefit Continuation ($)	Value of Accelerated Equity Awards(1) ($)		Total ($)
			Restricted Stock Units	Options
Stephen Trundle	—	—	—	640,080	640,080

(1)
The value of the vesting acceleration of stock option awards is based on the closing price of our common stock on December 31, 2024, which was $60.80, less, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration. Stock options that have exercise prices at or above $60.80 per share are reflected as having $0 value for purposes of this table.

Mr. Bedell and Mr. Kerzner each hold stock options granted in 2023 that vest upon the five-year anniversary of the grant date, rather than monthly over such term. If there is a change in control prior to the five-year vesting date, Mr. Bedell and Mr. Kerzner are entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Bedell’s and Mr. Kerzner’s equity awards, respectively, vested monthly over the five-year vesting schedule. The following table provides an estimate of the value of the compensation and benefits that would be due to Mr. Bedell and Mr. Kerzner assuming a change of control occurred as of December 31, 2024. The actual amounts that would be paid can only be determined at the time of such event.
Name	Cash Payment ($)	Benefit Continuation ($)	Value of Accelerated Equity Awards(1) ($)		Total ($)
			Restricted Stock Units	Options
Jeffrey Bedell	—	—	—	117,800	117,800
Daniel Kerzner	—	—	—	117,800	117,800

(1)
The value of the vesting acceleration of stock option awards is based on the closing price of our common stock on December 31, 2024, which was $60.80, less, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration. Stock options that have exercise prices at or above $60.80 per share are reflected as having $0 value for purposes of this table.

Equity Benefit Plans
For more information on our current equity compensation program and decisions regarding the grants of equity awards in fiscal 2024 for our named executive officers, see “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Annual Performance Bonus” and “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Equity Awards.”
Since the completion of our initial public offering in July 2015, we grant equity awards to employees, including our named executive officers, under our 2015 Equity Incentive Plan (the “2015 Plan”). Outstanding equity awards held by our employees, including our named executive officers that we granted prior to our initial public offering were granted under our Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”). Our Board has delegated authority to our Compensation Committee to administer the terms of our 2015 Plan and 2009 Plan, which are together referred to as the Equity Plans. The Equity Plans’ provisions regarding treatment of awards upon a termination or change in control transaction are summarized below. Please refer to the plan documents filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 20, 2025 for a complete description of the terms of such plans.
Under the terms of the Equity Plans and the form of award agreements thereunder, stock awards generally cease vesting and terminate upon the holder’s termination of service with us and options generally remain exercisable for a short period of time following the holder’s termination of service with us (generally three months, with longer periods upon terminations for death or disability), but in no event beyond the expiration of its original term.

In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take a variety of actions with respect to stock awards granted under the 2015 Plan, including arranging for their assumption, continuation or substitution; accelerated vesting; and/or termination in exchange for payment or for no payment. Under our 2009 Plan, in the event of a merger, consolidation, or sale of assets or stock of our company that results in a change of control, the plan administrator may take either of the following two actions with respect to outstanding stock awards: (1) accelerate the date of exercise of all outstanding options or (2) cancel any outstanding awards and pay to the holder an amount in cash or securities equal to the excess of the price paid to the holders of shares of common stock over the exercise price of the award.
We are not obligated to treat all stock awards under the 2015 Plan or 2009 Plan, even those that are of the same type, in the same manner. Additionally, we may provide for additional vesting and exercisability or settlement in the event of certain types of change in control transactions in an individual award agreement or in any other written agreement between us and a participant. Our named executive officers’ equity acceleration benefits are described in the section above entitled “Severance and Change in Control Benefits.”
Pay Ratio
In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd Frank Act, we determined the ratio of: (a) the annual total compensation of our Chief Executive Officer, to (b) the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
To identify our median employee, we used the following methodology:
•
To determine our total population of employees, we included all of our employees as of December 31, 2024, other than our Chief Executive Officer.

•
To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s (i) base salary paid in 2024, (ii) actual bonuses paid for 2024, and (iii) the value of equity awards granted in 2024 using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table, excluding, in each case, our Chief Executive Officer. In making this determination, we annualized the base salary and bonus elements listed in (i) and (ii) above paid for employees (other than seasonal or temporary employees) who were employed by us for less than the entire calendar year.

•
As of December 31, 2024, our employee population consisted of 2,010 individuals, 1,831 of whom were located in the United States, 19 in Canada and 160 in Poland. Because of the limited scale of our operations in Canada, we excluded all 19 employees located in Canada for purposes of determining our “median employee” in our pay ratio calculation.

After applying the methodology described above, we determined our median employee. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2024 in accordance with the requirements of the Summary Compensation Table, resulting in an annual total compensation of $117,757.
The annual total compensation of our Chief Executive Officer in 2024, as reported in the Summary Compensation Table included in this Proxy Statement, was $3,029,015. Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 26 to 1.
This pay ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. Neither the Compensation Committee nor our management used our Chief Executive Officer to median employee pay ratio in making compensation decisions.
Pay Versus Performance
The following table reports the compensation of our CEO and the average compensation of the other Named Executive Officers (non-CEO NEOs) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.
			Average Summary Compensation Table Total for Non-CEO NEOs(2) ($)	Average Compensation “Actually Paid” to Non-CEO NEOs(3) ($)	Value of Initial Fixed $100 Investment Based on:
Year(1)	Summary Compensation Table Total for CEO(2) ($)	Compensation “Actually Paid” to CEO(3) ($)			Company Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return(4) ($)	Net Income ($ in thousands)(5)	SaaS and License Revenue(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	3,029,015	2,216,416	2,137,660	1,684,255	141.49	215.22	122,513	631,198
2023	2,437,575	4,607,821	2,236,629	3,404,619	150.38	167.30	80,340	569,200
2022	2,628,068	(1,979,284)	1,862,471	182,761	115.15	116.65	55,631	520,377
2021	3,613,596	1,586,343	2,220,484	1,494,706	197.37	174.36	51,175	460,372
2020	1,890,141	9,991,190	1,275,652	4,695,274	240.75	143.64	76,660	393,257

(1)
The CEO and non-CEO NEOs for each year reported were as follows: Stephen Trundle (PEO); Steve Valenzuela, Jeffrey Bedell, Daniel Kerzner, Daniel Ramos (Non-CEO NEOs)

(2)
The 2024 Summary Compensation Table totals reflected are as reported for the CEO and the average of the non-CEO NEOs for each of 2024, 2023, 2022, 2021, and 2020.

(3)
Compensation Actually Paid: The dollar amounts reported in columns (c) and (e) represent the amount of compensation “actually paid” to the CEO and the average amount of compensation “actually paid” to the Non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The following table details the applicable adjustments that were made to the CEO’s and the Non-CEO NEOs’ total compensation for each year to determine the compensation “actually paid” (all amounts are averages for the Non-CEO NEOs other than the CEO). For purposes of determining the compensation “actually paid,” no value was included for the pension benefit adjustments, because the Company does not provide such benefits to the NEOs (including the CEO).

			Equity Award Adjustments
Year	Executives	Reported Summary Compensation Table (SCT) Total ($)	Stock Awards Deducted from SCT Total (a) ($)	Stock Awards Added to Compensation “Actually Paid” ($)	Stock Option Awards Deducted from SCT Total ($)	Stock Option Awards Added to Compensation “Actually Paid” ($)	Total Compensation “Actually Paid” ($)
		(a)	(b)	(c)	(d)	(e)
2024	CEO	3,029,015	1,675,500	1,460,700	887,244	289,445	2,216,416
	Non-CEO NEOs	2,137,660	1,030,433	893,247	454,713	138,493	1,684,255
2023	CEO	2,437,575	1,287,500	2,384,300	669,076	1,742,522	4,607,821
	Non-CEO NEOs	2,236,629	791,813	1,427,147	788,953	1,321,608	3,404,619
2022	CEO	2,628,068	1,477,500	(921,300)	718,568	(1,489,984)	(1,979,284)
	Non-CEO NEOs	1,862,471	908,663	(375,779)	368,266	(27,003)	182,761
2021	CEO	3,613,596	2,062,750	1,042,650	1,090,846	83,693	1,586,343
	Non-CEO NEOs	2,220,484	1,134,513	562,481	499,971	346,226	1,494,706
2020	CEO	1,890,141	948,500	4,652,750	417,641	4,814,440	9,991,190
	Non-CEO NEOs	1,275,652	497,963	2,539,217	206,343	1,584,710	4,695,274

(4)
The Company’s TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The Peer Group TSR represents TSR of the Nasdaq Composite Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K.

(5)
Represents, in thousands, the amount of net income (loss), reflected in the Company’s audited financial statements for the year indicated.

(6)
The Company has identified SaaS and License Revenue as our company-selected measure, as it represents the most important financial measure used to link compensation actually paid to the CEO and the non-CEO NEOs in 2024 to the Company’s performance.

Relationship Between Pay and Performance: Compensation Actually Paid versus Company Performance
The relationship between compensation actually paid and the Company’s financial performance over the four-year period shown in the tables above is shown in the tables below.

Tabular List of Financial Performance Measures
The Company considers the following to be the most important financial performance measures it uses to link actual compensation paid to its NEOs, for 2024, to Company performance. We do not currently use any other metrics, performance or otherwise, in our incentive compensation plans but may incorporate other metrics in the future.
•
SaaS and license revenue

•
Adjusted EBITDA

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on our Board by our non-employee directors during the year ended December 31, 2024. Mr. Trundle serves as our Chief Executive Officer in addition to being a director but does not receive any additional compensation for his service as a director and accordingly, he is not included in the table.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Donald Clarke	60,000	144,991	—	204,991
Rear Admiral (Ret.) Stephen Evans	45,000	144,991	—	189,991
Cecile Harper	16,690	144,991	—	161,680
Timothy McAdam	78,125	144,991	—	223,116
Darius G. Nevin	70,000	144,991	4,786(4)	219,777
Timothy J. Whall	55,000	144,991	—	199,991
Simone Wu	46,875	144,991	—	191,866

(1)
This column reflects the service retainer amounts paid to each director in 2024 in accordance with the Non-Employee Director Compensation Policy (Cash Compensation) described below.

(2)
This column reflects the aggregate grant date fair value of all restricted stock units granted during fiscal 2024 computed in accordance with ASC Topic 718. The grant date fair value of each restricted stock unit is measured based on the closing price of our shares of our common stock on the date of grant and assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing restricted stock units are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 20, 2025.

(3)
The table below shows the aggregate number of shares underlying outstanding stock awards and unexercised option awards (all such options are fully vested) outstanding for each of our non- employee directors as of December 31, 2024:

Name	Stock Awards (#)	Option Awards (#)
Donald Clarke	2,304	—
Rear Admiral (Ret.) Stephen Evans	2,304	—
Cecile Harper	2,304	—
Timothy McAdam	2,304	—
Darius G. Nevin	2,304	36,000
Timothy J. Whall	2,304	—
Simone Wu	2,304	—

(4)
Represents reimbursed equipment expenses related to an Alarm.com security system in the amount of $4,786, which includes a tax gross-up payment of $1,771.

Non-Employee Director Compensation Policy
Overview
Our directors play a critical role in guiding our strategic direction and overseeing management. The Compensation Committee reviews pay levels for non-employee directors on an annual basis with assistance from its compensation consultant, Compensia, which prepares a comprehensive assessment of our non- employee director compensation program. Such assessment includes benchmarking of our current director compensation against the same peer group used for executive compensation purposes and an update on recent trends in director compensation. Following such review, the Board, upon recommendation of the Compensation Committee, approves any updates to the non-employee director compensation policy for the ensuing calendar year.
Non-Employee Director Compensation Policy
Our Board has adopted a director compensation policy for non-employee directors, which was most recently amended by the Board in September 2023 upon recommendation by the Compensation Committee. Non-employee directors receive a combination of cash and equity compensation.
Cash Compensation
Under our policy, each non-employee director, other than Mr. McAdam, will receive an annual board service retainer of $40,000, and Mr. McAdam, as Chairman of our Board, will receive an annual board service retainer of $50,000. The members of each of our Compensation Committee and Nominating and Corporate Governance Committee will receive an annual service retainer of $5,000, and the members of our Audit Committee will receive an annual service retainer of $15,000. In addition, the chairman of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will receive an annual committee chair service retainer of $20,000, $15,000 and $10,000, respectively. On September 15, 2023, the Compensation Committee approved increases to the annual board service retainer for each Compensation Committee member from $5,000 to $7,500 and the annual board service retainer for the chairperson of the Board from $10,000 to $25,000. All changes were effective January 1, 2024.
The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears during the first 30 days of the first month following the end of each calendar quarter in which the board service occurs. If the director joins our Board at a time other than the first day of a calendar quarter, he or she will be entitled to the cash compensation set forth above beginning with the calendar quarter following the date he or she joins our Board.
Equity Compensation
In addition to cash compensation, each non-employee director is eligible to receive nonqualified stock options and/or restricted stock unit awards under our 2015 Plan. In 2024 and in recent years, all equity compensation provided to our non-employee directors has been in the form of restricted stock unit awards.
Vesting schedules for equity awards are subject to the non-employee director’s continuous service on each applicable vesting date. Notwithstanding any vesting schedule, for each non-employee director who remains in continuous service with the Company until immediately prior to the closing of a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to this policy will become fully vested immediately prior to the closing of such change in control.
Initial Award
Each non-employee director who is newly elected or appointed to our Board is eligible to receive an initial grant of restricted stock unit awards. The amount and vesting schedule of such initial award is in the Board’s discretion.
Annual Award
Each continuing non-employee director will automatically be granted an annual restricted stock unit award on the business day following our annual meeting of stockholders with a grant date fair value of $145,000; provided that no annual award will be granted to a non-employee director in the same calendar year that such person received his or her initial award. The grant date fair value shall be converted into the number of shares underlying the award based on the closing price of our common stock on the date of grant. This annual restricted stock unit award will vest in full on the day immediately preceding the date of the next year’s annual meeting of stockholders, provided that the applicable non-employee director remains a director as of such vesting date.

Non-Employee Director Stock Ownership Guidelines
In 2018, the Compensation Committee adopted stock ownership guidelines for our non-employee directors, under which each non-employee director is expected to accumulate a number of shares of our common stock with value equal the lesser of (i) three times his or her annual cash retainer for Board service or (ii) 2,500 shares of our common stock. Our non-employee directors are expected to satisfy the stock ownership guidelines within five years from the adoption of the guidelines (or the individual’s date of joining the Board, if later). As of March 31, 2025, all of our non-employee directors were in compliance with the stock ownership guidelines except for Ms. Harper, who was appointed a director effective May 16, 2024 and thus has until 2029 to comply with the guidelines pursuant to the phase-in period. Shares underlying unvested restricted stock units and unexercised stock options are not counted for purposes of meeting our stock ownership guidelines; accordingly, until Ms. Harper’s initial grants of restricted stock unit awards vest, such awards are not considered subject to the stock ownership guidelines. The Compensation Committee adopted the stock ownership guidelines based on input and analysis from Compensia regarding market practices and best practices related to non-employee director compensation.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Amended and Restated 2009 Stock Incentive Plan(1)	22,266	11.55	—
2015 Equity Incentive Plan(2)	1,101,594	51.53	11,533,781
2015 Employee Stock Purchase Plan(3)	—	—	1,866,044
Equity compensation plans not approved by security holders	54,694(4)	10.97	—
Total	1,178,544		13,399,825

(1)
After the completion of our initial public offering on July 1, 2015, no further grants were made under our Amended and Restated 2009 Stock Incentive Plan.

(2)
The number of shares of common stock reserved for issuance under the 2015 Equity Incentive Plan automatically increases on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2024, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board.

(3)
The number of shares of common stock reserved for issuance under the 2015 Employee Stock Purchase Plan automatically increases on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 1,500,000 shares or (iii) such lesser number of shares determined by our Board. The Board declined to increase the share reserve for the 2015 Employee Stock Purchase Plan pursuant to the “evergreen” feature for 2020, 2021 and 2022.

(4)
54,694 of the securities represent performance-based warrants issued to two employees on March 30, 2015. Each warrant gives the holder a right to purchase up to 27,347 shares of our common stock, has an exercise price of $10.97 per share and we may elect to terminate the warrants in exchange for a one-time cash settlement in the event of a change in control. If the warrants become exercisable, the number of shares that become exercisable is based upon the achievement of certain minimum annual revenue targets, which cannot exceed 27,347 shares for each warrant. From a financial accounting standpoint, pursuant to ASC Topic 718, we have determined that, as of December 31, 2021, the probability of achievement of the performance goals required for such warrants to become exercisable is zero. Does not include 2,935 shares subject to outstanding stock options with a weighted average exercise price of $4.55 that we assumed in accordance with the terms of the asset purchase agreement we entered into with Icontrol Networks, Inc. on June 23, 2016.

TRANSACTIONS WITH RELATED PERSONS
Related Person Transactions Policy and Procedures
We have a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions.
For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.
In considering related person transactions, the Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the availability of other sources for comparable services or products and (d) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
Certain Related Person Transactions
Except as described below, there have been no transactions since January 1, 2024 in which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Registration Rights Agreement
We are a party to an amended and restated registration rights agreement with certain stockholders that are or are affiliated with certain of our executive officers or directors, including entities affiliated with Stephen Trundle and Daniel Ramos in their individual capacity. The amended and restated registration rights agreement, among other things, grants these stockholders specified registration rights with respect to shares of our common stock issued upon conversion of the shares of preferred stock previously held by them.
Indemnification Agreements
Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our

Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. Accordingly, a single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or Alarm.com Holdings, Inc. Direct your written request to Alarm.com Holdings, Inc., Attn: Corporate Secretary, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102, or call (877) 389-4033. Stockholders who currently receive multiple copies of Notices at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Daniel Ramos
Corporate Secretary
April 23, 2025
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Alarm.com Holdings, Inc., Attn: Corporate Secretary, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

APPENDIX A
ALARM.COM HOLDINGS, INC.
2025 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: APRIL 17, 2025
1.
GENERAL.

(a)   Successor to and Continuation of Prior Plan.   The Plan replaces and supersedes the Alarm.com Holdings, Inc. 2015 Stock Incentive Plan (the “Prior Plan”). The Prior Plan shall terminate on the Effective Date. From and after 12:01 a.m. Pacific time on the Effective Date, no additional awards will be granted under the Prior Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under this Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.
(i)   Any shares of Common Stock that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time. Instead, the number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve and be then immediately available for grants and issuance pursuant to Stock Awards hereunder.
(b)   Eligible Award Recipients.   Employees, Directors and Consultants are eligible to receive Awards.
(c)   Available Awards.   The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(d)   Purpose.   The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
(e)   Effective Date.   This Plan was adopted by the Board on April 17, 2025, and it will be effective on the date of the annual meeting of stockholders of the Company held in 2025, provided that this Plan is approved by the Company’s stockholders at such meeting (the “Effective Date”).
2.   ADMINISTRATION.
(a)   Administration by Board.   The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)   Powers of Board.   The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)   To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)   To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)   To settle all controversies regarding the Plan and Awards granted under it.
(iv)   To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)   To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.
(vi)   To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
(vii)   To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.
(viii)   To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)   To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c)   Notwithstanding the foregoing, but subject to Section 9(a) hereof, the Board may not, without first obtaining stockholder approval, effect (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash award and/or (6) award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.
(d)   Delegation to Committee.
(i)   General.   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)   Rule 16b-3 Compliance.   The Committee shall consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(e)   Delegation to an Officer.   The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.
(f)   Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.   SHARES SUBJECT TO THE PLAN.
(a)   Share Reserve.
(i)   Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will be equal to the number of shares subject to the Prior Plan’s Available Reserve as of the Effective Date (the “Share Reserve”).
(ii)   For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. As a single share of Common Stock may be subject to grant more than once (e.g., if a share of Common Stock subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below); the Share Reserve is not a limit on the number of Stock Awards that can be granted.
(iii)   Shares of Common Stock may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares of Common Stock available for issuance under the Plan.
(b)   Reversion of Shares to the Share Reserve.   If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares of Common Stock covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares of Common Stock that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares of Common Stock reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will not again become available for issuance under the Plan.
(c)   Incentive Stock Option Limit.   Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, all of the shares of Common Stock reserved for issuance under the Plan pursuant to Section 3(a)(i) hereof may be issued pursuant to the exercise of Incentive Stock Options.
(d)   Limitation on Grants to Non-Employee Directors.   The maximum number of shares subject to Stock Awards granted under this Plan or under any other equity plan maintained by the Company during a single fiscal year to any Non-Employee Director (other than a director not on the Board at the time of the grant), taken together with any cash fees paid to such Non-Employee Director during the fiscal year, will not exceed three hundred twenty-five thousand dollars ($325,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous fiscal year).
(e)   Source of Shares.   The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock repurchased by the Company on the open market or otherwise.
4.   ELIGIBILITY.
(a)   Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b)   Ten Percent Stockholders.   A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant of such Option.
5.   PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)   Term.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)   Exercise Price.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)   Purchase Price for Options.   The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)   by cash, check, bank draft or money order payable to the Company;
(ii)   pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)   by delivery to the Company (either by actual delivery or attestation) of unrestricted shares of Common Stock already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which such Option shall be exercised;
(iv)   if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares of Common Stock issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares of Common Stock are delivered to the Participant as a result of such exercise, and (C) shares of Common Stock are withheld to satisfy tax withholding obligations; or
(v)   in any other form of legal consideration that may be acceptable to the Board and permitted by applicable law and specified in the applicable Award Agreement.
(d)   Exercise and Payment of a SAR.   To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)   Transferability of Options and SARs.   The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)   Restrictions on Transfer.   An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)   Domestic Relations Orders.   Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option shall be deemed to be a Nonstatutory Stock Option on the date of such transfer, as a result of such transfer.
(iii)   Beneficiary Designation.   Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)   Vesting Generally.   The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)   Termination of Continuous Service.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h)   Extension of Termination Date.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)   Disability of Participant.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)   Death of Participant.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date which occurs 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)   Termination for Cause.   Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.
(l)   Non-Exempt Employees.   If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6.   PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a)   Restricted Stock Awards.   Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)   Consideration.   A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)   Vesting.   Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)   Termination of Participant’s Continuous Service.   If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)   Transferability.   Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)   Dividends.   A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b)   Restricted Stock Unit Awards.   Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i)   Consideration.   At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)   Vesting.   At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)   Payment.   A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)   Additional Restrictions.   At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)   Dividend Equivalents.   Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)   Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)   Performance Awards.
(i)   Performance Stock Awards.   A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may but need not require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii)   Performance Cash Awards.   A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(iii)   Board Discretion.   The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.
(d)   Other Stock Awards.   Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.   COVENANTS OF THE COMPANY.
(a)   Availability of Shares.   The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.
(b)   Securities Law Compliance.   The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)   No Obligation to Notify or Minimize Taxes.   The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.   MISCELLANEOUS.
(a)   Use of Proceeds from Sales of Common Stock.   Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(b)   Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)   Stockholder Rights.   No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)   No Employment or Other Service Rights.   Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)   Change in Time Commitment.   In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)   Incentive Stock Option Limitations.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)   Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)   Withholding Obligations.   Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Agreement.
(i)   Electronic Delivery.   Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)   Deferrals.   To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)   Compliance with Section 409A of the Code.   Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment, tenure or service with the Company for purposes of the Plan and no payment shall be due to such Participant under the Plan or any Award until such Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
(l)   Clawback/Recovery.   All Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of Awards or any shares of Common Stock or other cash or property received with respect to the Awards (including any value received from a disposition of any shares of Common Stock acquired upon payment of the Awards). In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.
9.   ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a)   Capitalization Adjustments.   In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)   Dissolution or Liquidation.   Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)   Corporate Transaction.   The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:
(i)   arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)   arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)   accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;
(iv)   arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)   cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and
(vi)   make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d)   Change in Control.   A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
10.   PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
11.   EXISTENCE OF THE PLAN.
The Plan shall be effective on the Effective Date.
12.   CHOICE OF LAW.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.   DEFINITIONS.   As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)   “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)   “Award” means a Stock Award or a Performance Cash Award.
(c)   “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f)   “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(g)   “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement (or in the absence of a similar term in any such agreement), such term means, with respect to a Participant, the occurrence of any of the following events: (i) material dereliction of duty, (ii) insubordination, gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Participant and the Company or an Affiliate; or (v) the material breach of any material provision of an established policy or work rule of the Company or an Affiliate, as determined in good faith by the Board of Directors of the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(h)   “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)   any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 60% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the Effective Date, either an executive officer or a Director (either, a “Continuing Investor”) and/or any entity in which a Continuing Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 60% (collectively, the “Continuing Entities”) or on account of the Continuing Entities continuing to hold shares that come to represent more than 60% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 60% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 60% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 60% of the combined voting power of the surviving Entity or its parent are owned by the Continuing Entities;
(iii)   there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 60% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 60% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or
(iv)   individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.
(i)   “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(j)   “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(k)   “Common Stock” means the common stock, par value $0.01 per share, of the Company, having one vote per share.
(l)   “Company” means Alarm.com Holdings, Inc., a Delaware corporation.
(m)   “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(n)   “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(o)   “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)   a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)   a sale or other disposition of at least 90% of the outstanding securities of the Company;
(iii)   a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)   a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will a Corporate Transaction be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(p)   “Director” means a member of the Board.
(q)   “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(r)   “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(s)   “Entity” means a corporation, partnership, limited liability company or other entity.
(t)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(u)   “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the

Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(v)   “Fair Market Value” means, as of any date, the value of a share of the Common Stock determined as follows:
(i)   If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)   Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)   In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(w)   “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(x)   “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(y)   “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(z)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(aa)   “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(bb)   “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(cc)   “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(dd)   “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(ee)   “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ff)   “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg)   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(hh)   “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ii)   “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(jj)   “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) subscriber satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) the number of subscribers, including but not limited to unique subscribers; (34) employee retention; and (35) any other measures of performance selected by the Board.
(kk)   “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(ll)   “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(mm)   “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(nn)   “Plan” means this Alarm.com Holdings, Inc. 2025 Equity Incentive Plan, as it may be amended.
(oo)   “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(pp)   “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(qq)   “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(rr)   “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(ss)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(tt)   “Securities Act” means the Securities Act of 1933, as amended.
(uu)   “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(vv)   “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(ww)   “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(xx)   “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(yy)   “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(zz)   “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.

ALARM.COM HOLDINGS, INC.Annual Meeting of Stockholders June 4, 2025 at 9:00 AM EDTThis Proxy is solicited on behalf of the Board of Directors of Alarm.com Holdings, Inc.The undersigned hereby appoints Stephen Trundle and Kevin Bradley, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Alarm.com Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2, 3, AND 4. THE PROXY HOLDERS WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDEPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at https://web.viewproxy.com/ALRM/2025

Please mark your votes like this _ The Board of Directors recommends a vote “FOR” each of the director nominees listed in Proposal 1, and “FOR” Proposals 2, 3, and 4. 1.To elect the eight (8) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.NomineesFORAGAINSTABSTAIN01 Donald Clarke 02 Rear Admiral (Ret.) Stephen Evans 03 Cecile Harper 04 Timothy McAdam 05 Darius G. Nevin 06 Stephen Trundle 07 Timothy J. Whall 08 Simone Wu 2.To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.□FOR? AGAINST? ABSTAIN3.To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.□FOR? AGAINST? ABSTAIN4.To approve the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan.□FOR? AGAINST? ABSTAIN I plan to attend the meeting ?Dated: Signature Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) †CONTROL NUMBER Signature (if held jointly)NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.As a stockholder of Alarm.com Holdings, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.CONTROL NUMBERPROXY VOTING INSTRUCTIONSPlease have your 11-digit Control Number ready when voting by Internet or telephoneINTERNETVote Your Proxy on the Internet: Go to www.fcrvote.com/ALRMHave your proxy card available when you access the above website. Follow the prompts to vote your shares.TELEPHONEVote Your Proxy by Phone: Call 1 (866) 402-3905Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call.Follow the voting instructions to vote your shares.MAILVote Your Proxy by Mail:Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.